Exhibit 4.2

ADIENT GLOBAL HOLDINGS LTD

3.50% SENIOR UNSECURED NOTES DUE 2024

EURO NOTES INDENTURE

Dated as of August 19, 2016

U.S. BANK NATIONAL ASSOCIATION

Trustee

ELAVON FINANCIAL SERVICES DAC, UK BRANCH

Paying Agent

ELAVON FINANCIAL SERVICES DAC

Transfer Agent and Registrar

Section 12.08	Governing Law	88
Section 12.09	No Adverse Interpretation of Other Agreements	88
Section 12.10	Successors	89
Section 12.11	Severability	89
Section 12.12	Counterpart Originals	89
Section 12.13	Table of Contents, Headings, etc.	89

EXHIBITS

Exhibit A                                             FORM OF SECURITY

Exhibit B                                             FORM OF GUARANTOR SUPPLEMENTAL INDENTURE

Exhibit C                                             FORM OF ISSUER ASSUMPTION SUPPLEMENTAL INDENTURE

INDENTURE, dated as of August 19, 2016, among Adient Global Holdings Ltd, a public company under the Companies (Jersey) Law 1991, U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), Elavon Financial Services DAC, UK Branch, as Paying Agent, and Elavon Financial Services DAC, as Transfer Agent and Registrar.

The Issuer has duly authorized the execution and delivery of this Indenture (as defined herein) to provide for the issuance of €1,000,000,000 aggregate principal amount of its 3.50% Senior Unsecured Notes due 2024 (the “Initial Securities” and, together with any Additional Securities (as defined herein), the “Securities”) to be issued as provided in this Indenture.

For and in consideration of the premises and purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01    Definitions.

“Additional Assets” means:

(1)                                 any business, assets, property or capital expenditures used or useful in the Adient Business or any reasonable extension of the Adient Business, or any business related, ancillary or complementary to the Adient Business or any reasonable extension of the Adient Business;

(2)                                 the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by (including by merger with or into or consolidation with) Parent or any Subsidiary; or

(3)                                 Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary;

provided, however, that any such Subsidiary described in clause (2) or (3) above is primarily engaged in the Adient Business or any reasonable extension of the Adient Business, or any business related, ancillary or complementary to the Adient Business or any reasonable extension of the Adient Business.

“Additional Securities” means any additional 3.50% Senior Unsecured Notes due 2024 issued from time to time after the Issue Date under the terms of this Indenture other than pursuant to Sections 2.08, 2.09, 2.12 or 9.05 of this Indenture.

“Adient Business” means (a) the business, operations and activities conducted at any time prior to the Effective Time by RemainCo, Parent or their current or former Affiliates relating to the designing, manufacturing, researching and developing, marketing and selling, either directly or indirectly, of interior products and systems for passenger cars and light trucks, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics, interior systems, door systems, floor consoles, instrument panels, cockpits, overhead systems and overhead consoles and (b) any terminated, divested or discontinued businesses, operations and activities that, at the time of termination, divestiture or discontinuation, primarily related to the business, operations or activities described in clause (a) as then conducted (other than those expressly agreed to be excluded by RemainCo and the Issuer).

“Adjusted Bund Rate” means, with respect to any Redemption Date for the Securities, the rate per annum (which, if less than zero, shall be deemed to be zero) equal to the annual equivalent yield to maturity of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such Redemption Date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Transfer Agent or Paying Agent.

“Applicable Premium” means, with respect to any Security at any Redemption Date, as determined by the Issuer, the greater of:

(1) 1.00% of the principal amount of such Security; and

(2) the excess of:

(A) the present value at such Redemption Date of the sum of all required remaining scheduled payments of principal and interest due on such Security (but excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (ACTUAL/ACTUAL (ICMA)) computed using a discount rate equal to the Adjusted Bund Rate, over

(B) the principal amount of such Security on such Redemption Date.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or managers or other governing body, as applicable, of such Person or any direct or indirect parent of such Person (or,

if such Person is a partnership, the board of directors or other governing body of the general partner of such Person).

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Issuer authorized to take such action by a Board Resolution.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; provided, that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on August 6, 2013 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“CFC” means a “controlled foreign corporation” within the meaning of section 957(a) of the Code (or any successor provision thereto).

“Change of Control” means the occurrence of any of the following, in each case, after the Spinoff Date:

(1)                                 the Issuer or Parent becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act) that any person has become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent;

(2)                                 the first day on which a majority of the members of the Board of Directors of Parent are not Continuing Directors;

(3)                                 the adoption of a plan relating to the liquidation or dissolution of Parent; or

(4)                                 other than in connection with an Issuer Assumption or other assumption permitted by this Indenture, the Issuer shall cease to be a direct or indirect Subsidiary of Parent.

Notwithstanding the foregoing, a transaction described under clauses (1) and (2) above will not be deemed to involve a Change of Control if (a) Parent becomes a direct or indirect wholly owned subsidiary of a holding company or other Person and (b)(i) the direct or indirect holders of the voting power of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of the voting power of the Voting Stock of Parent immediately prior to that transaction or (ii) immediately following that transaction no person (other than a holding company or other Person satisfying the requirements of this sentence) is the owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company or other Person.  As used in this definition, the term “person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, societe anonyme or its successor.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Depositary” means a depositary common to Euroclear and Clearstream.

“Comparable German Bund Issue” means that German Bundesanleihe security selected by the Quotation Agent as having a fixed maturity most nearly equal to the remaining term of the Securities (measured from the Redemption Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities of a maturity most nearly equal to the remaining term of the Securities (measured from the Redemption Date).

“Comparable German Bund Price” means, with respect to any Redemption Date, the average of three, or if not possible, such lesser number as is obtained by the Quotation Agent, Reference German Bund Dealer Quotations for such Redemption Date.

“Consolidated Total Assets” means the total consolidated assets of Parent, the Issuer and the Restricted Subsidiaries, as shown on the most recent balance sheet of Parent (giving pro forma effect to any acquisition or disposition of assets of Parent, the Issuer or any of the Restricted Subsidiaries with Fair Market Value in excess of $25,000,000 that has occurred since the end of the most recent fiscal quarter of Parent reflected on such balance sheet as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Parent who:

(1)                                 was a member of such Board of Directors on the Issue Date; or

(2)                                 was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date of this instrument is located at 1555 North RiverCenter Drive, Suite 203, Milwaukee, WI 53202, Attention: Global Corporate Trust Services, except for all purposes for which an office of the Trustee in the Borough of Manhattan in New York, New York is herein required such term shall mean the office or agency in the Borough of Manhattan in New York, New York at which the Trustee conducts its corporate trust business, which office as of the date of this instrument is located at 100 Wall Street, 16th Floor, New York, New York 10015, Attention: Global Corporate Trust Services.

“Credit Agreement” means the Credit Agreement, dated as of July 27, 2016, among the Issuer, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (including, without limitation, any guarantee agreements and security documents related thereto), as it may be amended (including any amendment and restatement thereof), supplemented, replaced, extended or otherwise modified from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks, institutional or other lenders, institutional investors or a trustee providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or similar obligations, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means Euroclear and Clearstream, their respective nominees and their respective successors.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of Parent, the Issuer or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3)                                 is redeemable at the option of the holder thereof, in whole or in part (other than solely for Capital Stock of such Person which is not itself Disqualified Stock);

in the case of each of clauses (1), (2) and (3), on or prior to 91 days after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of (A) an “asset sale” shall not constitute Disqualified Stock or (B) a “change of control” shall not constitute Disqualified Stock if:

(1)                                 the “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities and described under Article 10; and

(2)                                 any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

“Distribution Compliance Period” means, with respect to the Initial Securities, the period through and including the 40th day after the later of the commencement of the offering of the Initial Securities and the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, the comparable 40-day period.

“Dollar Notes” means the Issuer’s 4.875% Senior Unsecured Notes due 2026 issued pursuant to the Dollar Notes Indenture.

“Dollar Notes Indenture” means that certain Indenture, dated as of August 19, 2016, by and among the Issuer and U.S. Bank National Association, as trustee, pursuant to which the Dollar Notes were issued.

“Effective Time” means 12:01 a.m., New York City time, on the Spinoff Date.

“English Subsidiary” means any Restricted Subsidiary of Parent that was formed under the laws of England and Wales.

“Escrow Agent” shall have the meaning set forth in the Escrow Agreement.

“Escrow Agreement” means the Euro Notes Escrow Agreement dated the date hereof by and among the Issuer, the Trustee and the Escrow Agent, relating to the Initial Securities, as amended, modified or supplemented from time to time.

“Escrow End Date” shall be the earlier of (i) June 30, 2017, and (ii) any Monthly Additional Deposit Date if the Escrow Agent has not received the related Monthly Additional Deposit on or within five Business Days of such date.

“Escrowed Property” has the meaning set forth in the Escrow Agreement.

“Escrow Release Conditions” shall have the meaning set forth in the Escrow Agreement.

“Escrow Release Date” means the date of the Escrow Release (as defined in the Escrow Agreement).

“Euro” and “€ ” mean the lawful currency of the member states of the Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

“Euroclear” means Euroclear Bank, S.A./N.V. or its successor.

“European Government Obligations” means any security that is (i) a direct obligation of any country that was a member of the European Union as of January 1, 2004 (including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004), for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, and which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in this Indenture, determined in good faith by a Financial Officer of Parent or the Issuer or by the Board of Directors of Parent or the Issuer (or, in each case, any duly authorized committee thereof).

“Financial Officer” means the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of Parent or the Issuer, as applicable.

“Foreign Subsidiary” means any Subsidiary of RemainCo that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Form 10” means the registration statement on Form 10 and any exhibit thereto (including the information statement to be sent to shareholders of RemainCo), in each case, filed by Parent with the SEC (as amended, supplemented as modified from time to time prior to the Issue Date or after the Issue Date so long as such amendments, supplements and modifications are not materially adverse to the Holders of the Securities, as determined in good faith by the Issuer).

“FSHCO” means any Subsidiary of RemainCo that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof) and that owns no material assets (directly or through Subsidiaries) other than the Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in:

(1)                                 the Accounting Standards Codification of the Financial Accounting Standards Board,

(2)                                 such other statements by such other entities as approved by a significant segment of the accounting profession, and

(3)                                 the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC;

provided, however, that if a change in GAAP would (as determined in good faith by the Board of Directors of Parent (or any duly authorized committee thereof)) materially change the calculation of any financial ratio, standard or term of this Indenture or the Securities, Parent may provide prompt notice of such change to the Trustee, whereupon such calculations shall continue to be made in accordance with GAAP without giving effect to such change.

“Government-Sponsored Financing” means Indebtedness under tax-favored or government-sponsored financing transactions (including, for the avoidance of doubt, financing transactions sponsored by the European Investment Bank); provided that the net proceeds of such Indebtedness shall be used to (i) prepay the Term Loans, as defined, and in accordance with, the Credit Agreement (or other secured Indebtedness of Parent or any Subsidiary) or (ii) prepay, repay, redeem, purchase or refinance other Indebtedness of Parent or its Subsidiaries Incurred under other tax-favored or government-sponsored financing transactions.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guarantee” means the guarantee by each Guarantor of the Guaranteed Obligations pursuant to Article 11.

“Guarantor” means (w) on or prior to the Escrow Release Date, each of the Initial U.S. Subsidiary Guarantors, (x) within 10 Business Days following the Spinoff Date, Parent, each of the Initial English Subsidiary Guarantors and each of the Initially Excluded U.S. Subsidiaries,  (y) after the Spinoff Date, each of Parent’s other Wholly Owned Subsidiaries that is required to guarantee the Securities in accordance with Section 4.12 and (z) as (and if) required under Section 5.02(a)(i), the Initial Issuer; provided, in each case, that upon the release or discharge of any such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or raw materials hedge agreement or any hedging agreement entered into in connection with the issuance of securities convertible or exchangeable for equity of such Person.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.  The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1)                                 the principal of indebtedness of such Person for borrowed money;

(2)                                 the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction);

(4)                                 all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5)                                 all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(6)                                 the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

(7)                                 all obligations of the type referred to in clauses (1) through (6) of other Persons secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person; provided, however, that the amount of such obligation of such Person shall be the lesser of:

(A)                               the Fair Market Value of such asset at such date of determination and

(B)                               the amount of such obligation of such other Persons;

(8)                                 Hedging Obligations of such Person; and

(9)                                 all obligations of the type referred to in clauses (1) through (6) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee.

Notwithstanding the foregoing, in connection with the purchase by Parent, the Issuer or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude (a) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter, and (b) obligations owed to banks and other financial institutions in connection with any Supply Chain Financing or similar arrangement whereby a bank or other institution purchases payables owed by Parent or its Subsidiaries.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial English Subsidiary Guarantor” means each Person that is (or will be) a Wholly Owned Subsidiary of Parent (other than the Issuer) that is an English Subsidiary which guarantees (or will guarantee) the obligations of the Issuer as borrower under the Credit Agreement on the Spinoff Date.

“Initial Issuer” means Adient Global Holdings Ltd, a public company under the Companies (Jersey) Law 1991.

“Initial Issuer Guarantee” means the Guarantee of the Guaranteed Obligations by the Initial Issuer in accordance with Section 5.02(a)(i).

“Initial Securities” has the meaning assigned to it in the preamble of this Indenture.

“Initial U.S. Subsidiary Guarantor” means each Person (other than the Initially Excluded U.S. Subsidiaries) that is (or will be) a Wholly Owned Subsidiary of Parent that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof) which guarantees (or will guarantee) the obligations of the Issuer as borrower under the Credit Agreement on the Spinoff Date.

“Initially Excluded U.S. Subsidiary” means each Person that is (or will be) a Wholly Owned Subsidiary of Parent (i) that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof) which guarantees (or will guarantee) the obligations of the Issuer as borrower under the Credit Agreement on the Spinoff Date and (ii) that is, on the Escrow Release Date, (A) an FSHCO or (B) a Subsidiary of a Foreign Subsidiary that is a CFC.

“Interest Payment Date” means February 15 and August 15 of each year, commencing with respect to the Initial Securities on February 15, 2017.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Standard & Poor’s, or an equivalent rating by any other Rating Agency.

“Issue Date” means August 19, 2016.

“Issuer” means (a) prior to the Issuer Assumption Date, Adient Global Holdings Ltd, a public company under the Companies (Jersey) Law 1991, and (b) from and after the Issuer Assumption Date, the Successor Issuer, in each case, together with its successors permitted by the terms of this Indenture.

“Issuer Assumption Date” means the date, set forth in the Issuer Assumption Notice, on which the Issuer Assumption shall be consummated, which date shall be no less than 5 Business Days after the date of delivery of the Issuer Assumption Notice to the Trustee.

“Issuer Order” means a written order signed in the name of the Issuer by an Officer and delivered to the Trustee or Authenticating Agent, or, with respect to Sections 2.04, 2.08, 2.09, 2.12 and 9.05, any other employee of the Issuer named in an Officers’ Certificate delivered to the Trustee.

“JCI” means Johnson Controls, Inc., a Wisconsin corporation, and its successors.

“Johnson Controls Business” means all businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Effective Time by either RemainCo or Parent or any of their respective Subsidiaries, other than the Adient Business.

“Legal Holiday” means a Saturday, Sunday or other day on which the Trustee or banking institutions are not required by law or regulation to be open in the State of New York or the City of London.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Merger” means merger of Merger Sub with and into JCI, with JCI surviving as a wholly-owned consolidated subsidiary of TIFSA as contemplated by the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated January 24, 2016 (as amended from time to time) among JCI, New JCI and Merger Sub.

“Merger Sub” means Jagara Merger Sub LLC, a Wisconsin limited liability company.

“Monthly Additional Deposit” has the meaning set forth in the Escrow Agreement.

“Monthly Additional Deposit Date” has the meaning set forth in the Escrow Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“New JCI” shall mean Tyco International plc, with company number 543654, an Irish public limited company (which intends to change its corporate name to Johnson Controls International plc upon or shortly after consummation of the Merger), and its successors.

“Non-English Foreign Subsidiary” means any Restricted Subsidiary of Parent that is not organized (i) under the laws of the United States of America, any State thereof or the District of Columbia or (ii) under the laws of England and Wales.

“Offering Memorandum” means the offering memorandum relating to the offering of the Initial Securities dated August 5, 2016.

“Officer” means, as to the Issuer or any Guarantor, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Secretary, any director or any equivalent of the foregoing or any Person duly authorized to act for or on behalf of the Issuer or such Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel licensed in any State of the United States of America and applying the laws of such State. The counsel may be an employee of or counsel to Parent, the Issuer or a Subsidiary Guarantor.

“Parent” means Adient Limited, a private limited company incorporated under the laws of Ireland, or, after re-registration of Adient Limited as a public limited company, Adient plc, a public limited company incorporated under the laws of Ireland, together with its successors permitted by the terms of this Indenture.

“Parent Guarantee” means the Guarantee of the Guaranteed Obligations by Parent.

“Permitted Bank Indebtedness” means any Indebtedness and associated obligations of Parent or any of its Subsidiaries pursuant to one or more Credit Facilities (including the Credit Agreement) and guarantees of such Indebtedness by Parent or any of its Subsidiaries; provided that, after giving effect to any such Incurrence (including, for the avoidance of doubt, the application of the proceeds therefrom), the aggregate principal amount of all such Indebtedness Incurred and then outstanding (without duplication) does not exceed $4,000,000,000.

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens existing on the Spinoff Date;

(2)                                 Liens securing Permitted Bank Indebtedness;

(3)                                 Liens on property of, or on Capital Stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary and not Incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary;

(4)                                 Liens on property, Capital Stock or Indebtedness existing at the time of acquisition thereof, including acquisition through merger or consolidation, and not Incurred as a result of (or in connection with or in anticipation of) such acquisition;

(5)                                 Liens for taxes, duties, levies, imposts, assessments, deductions, withholdings, value added taxes, or any other goods and services, use or sales taxes, or other similar charges imposed by any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body, whether computed on a separate, consolidated, unitary, combined or other basis, and any interest, fines, penalties or additions to tax with respect to the foregoing, in each case not yet delinquent by more than 30 days or that are being contested in good faith;

(6)                                 Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Parent or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(7)                                 (A) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any of its Subsidiaries;

(8)                                 deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are Incurred in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

(9)                                 zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on Real Property, railroad trackage rights, sidings and spur tracks, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances Incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Parent or any Subsidiary;

(10)                          Liens securing (A) Capitalized Lease Obligations, mortgage financings and other Indebtedness (including, for the avoidance of doubt, any Indebtedness in connection with sale leaseback transactions) Incurred by Parent or any of its Subsidiaries prior to or within 360 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Capital Stock of any person owning such property) in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the Incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other outstanding Indebtedness secured pursuant to this clause (10), would not exceed the greater of $500,000,000 and 5.0% of Consolidated Total Assets when Incurred, created or assumed; provided, that such Liens do not apply to any property or assets of Parent, the Issuer or any Subsidiary Guarantor other than the property or assets acquired, leased (including in connection with a sale leaseback transaction), constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates);

(11)                          any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by Parent or any of its Subsidiaries in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the property which is subject thereof;

(12)                          Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (B) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of Parent or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of Parent or any of its Subsidiaries, including with respect to credit card charge-backs and similar obligations, or (C) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of Parent or any of its Subsidiaries in the ordinary course of business;

(13)                          Liens (A) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (B) attaching to commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business, (C) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts Incurred in the ordinary course of business and not for speculative purposes, (D) in respect of any accounts or funds, or any portion thereof, received by Parent or any Subsidiary as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Parent or one or more of its Subsidiaries to collect and remit those funds to such third parties or (E) in favor of credit card companies pursuant to agreements therewith;

(14)                          Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations Incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(15)                          leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property, or intellectual property) granted to others in the ordinary course of business not interfering in any material respect with the business of Parent and its Subsidiaries, taken as a whole;

(16)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17)                          Liens solely on cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of any investment;

(18)                          Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(19)                          Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(20)                          in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(21)                          Liens securing Indebtedness of Parent or any Subsidiary in favor of Parent, the Issuer or any Subsidiary Guarantor;

(22)                          Liens securing Hedging Obligations;

(23)                          Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of Parent or any Subsidiary in the ordinary course of business;

(24)                          Subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by Parent or any of its Subsidiaries;

(25)                          Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by Parent or any of its Subsidiaries in the ordinary course of business;

(26)                          Liens securing Government-Sponsored Financing;

(27)                          other Liens with respect to property or assets of Parent, the Issuer or any Subsidiary Guarantor securing (A) obligations in an aggregate outstanding principal amount that, together with the aggregate principal amount of other obligations that are secured pursuant to this clause (27), immediately after giving effect to the Incurrence of such Liens, would not exceed 15.0% of Consolidated Total Assets when Incurred, created or assumed and (B) obligations Incurred to refinance obligations secured pursuant to the preceding clause (A);

(28)                          Liens securing the Securities and/or the Dollar Notes; and

(29)                          any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (28); provided that such Lien is limited to (A) such item of property originally covered by such Lien, improvements thereof or additions or accessions thereto, (B) property other than Principal Property or the Capital Stock of any Subsidiary or Indebtedness of any Subsidiary, (C) after acquired property that is required to be pledged pursuant to the agreement granting such Lien and/or (D) proceeds and products of any of the foregoing.

For purposes of determining whether a Lien is a Permitted Lien, (A) a Lien securing any obligation need not be permitted solely be reference to one category of Permitted Liens (or any portion thereof) described in clauses (1) through (29) above but may be permitted in part under any combination thereof, and (B) in the event that a Lien securing any obligation (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in clauses (1) through (29) above, the Issuer may, in its sole discretion, classify or divide such Lien securing such obligation (or any portion thereof) in any manner that complies with this definition and will be entitled to only include the amount and type of such Lien or such obligation secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such obligation (or portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Release Date Redemption” means the redemption of the Securities by the Issuer at the Post-Release Date Redemption Price following a Post-Release Date Redemption Event.

“Post-Release Date Redemption Event” means that the Escrow Release Date has occurred and either (i) the Spinoff Date does not occur prior to July 5, 2017, or (ii) prior to July 5, 2017, the Issuer notifies the Escrow Agent and the Trustee in writing that RemainCo is no longer pursuing the Spinoff.

“Post-Release Date Redemption Price” means a Redemption Price equal to 101% of the issue price of the Securities (as set forth on the cover of the Offering Memorandum), plus accrued and unpaid interest from the Issue Date, or the most recent date on which interest has been paid or provided for, to, but not including, the Post-Release Redemption Date.

“Post-Release Redemption Date” means the date specified by the Issuer in a notice of Post-Release Date Redemption delivered pursuant to Section 3.09, which date shall be no later than July 10, 2017.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of such Security plus the premium, if any, payable on such Security which is due or overdue or is to become due at the relevant time.

“Principal Property” means any manufacturing plant, facility or warehouse, together with the land upon which it was erected and fixtures constituting a part of such manufacturing plant, facility or warehouse, owned by the Issuer or any Guarantor and located in the United States of America (excluding its territories and possessions and Puerto Rico) or England or Wales, having a net book value (after deducting accumulated depreciation) as of the date of determination in excess of 1.5% of the Consolidated Total Assets of Parent. Principal Property shall not include any manufacturing plant, facility or warehouse or any portion of any manufacturing plant, facility or warehouse or any fixture constituting a part thereof which, in the opinion of Parent’s or the Issuer’s Board of Directors (or, in each case, any duly authorized committee thereof), is not material to the business conducted by Parent and its Subsidiaries, taken as a whole.

“Quotation Agent” means one of the Reference German Bund Dealers selected by the Issuer.

“Rating Agency” means Standard & Poor’s and Moody’s or, if Standard & Poor’s or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of its Board of Directors (or any duly authorized committee thereof)) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Rating Event” means:

(1) if the Securities are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Securities are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Securities on the first day of the Trigger Period and/or cease to be rated by each of the Rating Agencies on any date during the Trigger Period;

(2) if the Securities are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Securities are downgraded to below Investment Grade (i.e. below BBB- or Baa3) and/or cease to be rated by each of the Rating Agencies on any date during the Trigger Period; or

(3) if both (A) the Securities are rated Investment Grade by one of the Rating Agencies, and (B) the Securities are not rated Investment Grade by the other Rating Agency, in each case, on the first day of the Trigger Period, then both of the following occur: (i) in the case of the Rating Agency referred to in clause (A), the Securities are downgraded to below Investment Grade (i.e. below BBB- or Baa3) or cease to be rated by such Rating Agency on any date during the Trigger Period, and (ii) in the case of the Rating Agency referred to in clause (B), the Securities are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Securities on the first day of the Trigger Period or cease to be rated by such Rating Agency on any date during the Trigger Period;

provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event); provided further that in the event that a Rating Agency does not provide a rating of the Securities on the first day of the Trigger Period, such absence of rating shall be treated as both a downgrade in the rating of the Securities by such Rating Agency and a downgrade that results in the Securities no longer being rated Investment Grade by such Rating Agency, in each case, for purposes of clauses (1), (2) and (3) above and shall not be subject to the immediately preceding proviso.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by Parent, the Issuer or any Subsidiary Guarantor, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Redemption Date,” when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities selected by the Issuer in good faith.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable German Bund Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” means February 14 and August 14, as applicable (whether or not a Business Day).

“RemainCo” means (a) if the Merger shall have been consummated, New JCI, and (b) if the Merger shall not have been consummated, JCI.

“Release Request” has the meaning set forth in the Escrow Agreement.

“Resale Restriction Period” means the period from the Issue Date until the date that is one year (in the case of Securities sold to Persons believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act) after the later of the Issue Date, the closing date of the issuance of any Additional Securities and the last date that the Issuer or any of its affiliates was the owner of the Securities or any predecessor of the Securities or 40 days (in the case of Securities sold outside the United States of America in reliance on Regulation S under the Securities Act) after the later of the Issue Date and when the Securities or any predecessor of the Securities are first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Restricted Subsidiary” means any Subsidiary of Parent other than the Issuer and any Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means any arrangement with any Person (other than Parent or any Subsidiary) providing for the leasing by Parent, the Issuer or any Subsidiary Guarantor, for a period of more than three years, of any Principal Property, which Principal Property has been or is to be sold or transferred by Parent, the Issuer or such Subsidiary Guarantor to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning assigned to it in the preamble of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Separation” means the separation of the Adient Business from the Johnson Controls Business.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Parent within the meaning of Rule 1—02 under Regulation S—X promulgated by the SEC.

“Special Mandatory Redemption” means the redemption of the Securities by the Issuer at the Special Mandatory Redemption Price following a Special Mandatory Redemption Event.

“Special Mandatory Redemption Date” means the date specified by the Issuer in a notice of Special Mandatory Redemption delivered pursuant to Section 3.08, which date shall be no later than the third Business Day following the date of the applicable Special Mandatory Redemption Event.

“Special Mandatory Redemption Event” means (i) the Escrow Agent has not received a Release Request on or prior to the Escrow End Date, or (ii) the Issuer notifies the Escrow Agent and the Trustee in writing that RemainCo is no longer pursuing the Spinoff.

“Special Mandatory Redemption Price” means a Redemption Price equal to 100% of the issue price of the Securities, plus accrued and unpaid interest from the Issue Date, or the most recent date on which interest has been paid or provided for, to, but not including, the Special Mandatory Redemption Date.

“Special Record Date” for the payment of any Defaulted Interest on the Securities means a date fixed by the Trustee pursuant to Section 2.14 hereof.

“Spinoff” means the transfer of all the Capital Stock (other than nominal shares) of the Issuer to Parent and all of the Capital Stock of Parent being conveyed to RemainCo’s public shareholders.

“Spinoff Date” means the date (determined by the Board of Directors of RemainCo (or any duly authorized committee thereof) in its sole and absolute discretion) of the consummation of the Spinoff.

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of McGraw Hill Financial, Inc., and any successor to its rating business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, limited liability company, partnership or other entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)                                 such Person;

(2)                                 such Person and one or more Subsidiaries of such Person; or

(3)                                 one or more Subsidiaries of such Person.

Unless otherwise specified in this Indenture, each reference to a “Subsidiary” will refer to a Subsidiary of Parent, and the term “Subsidiary” also shall include (1) any corporation, limited liability company, partnership or other entity that:  (a) under GAAP may be consolidated with Parent for financial reporting purposes; and (b) has been designated as a Subsidiary of Parent by its Board of Directors (or any duly authorized committee thereof) or by the Board of Directors of the Issuer (or any duly authorized committee thereof) for so long as such designation remains in effect and (2) any joint venture owned by Parent which is consolidated with Parent pursuant to GAAP.

“Subsidiary Guarantee” means, as to any Subsidiary Guarantor, the Guarantee of the Guaranteed Obligations thereby.

“Subsidiary Guarantor” means each Subsidiary of Parent, other than the Issuer (but including (if applicable), after an Issuer Assumption, the Initial Issuer), which provides a Guarantee of the Guaranteed Obligations.

“Successor Issuer” means (i) prior to the Spinoff Date, a Subsidiary of the Initial Issuer (A) all the Capital Stock of which (other than directors’ qualifying shares or shares required pursuant to applicable law) is owned by the Initial Issuer or another wholly owned Subsidiary of the Initial Issuer and (B) that was formed under the laws of England and Wales and (ii) from and after the Spinoff Date, a Wholly Owned English Subsidiary of Parent, in each case, to whom the Initial Issuer has transferred or intends to promptly commence transferring all or substantially all of its assets.

“Supply Chain Financing” means any agreement to provide to Parent or any Subsidiary letters of credit, guarantees or other credit support provided in respect of Trade Payables of Parent or any Subsidiary, in each case issued for the benefit of any bank, financial institution or other Person that has acquired such Trade Payables pursuant to “supply chain” or other similar financing for vendors and suppliers, including tooling vendors, of Parent or any Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect from time to time.

“TIFSA” means Tyco International Finance S.A., a limited company (société anonyme) incorporated under the laws of Luxembourg, having its registered office at 29, Avenue de la Porte Neuve, L - 2227 Luxembourg and registered with the Luxembourg trade and company register under number B123550 and its successors.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means (a) the issuance and sale of the Securities and the Dollar Notes pursuant to the Offering Memorandum, (b) the entering into of the Credit Agreement and the making of borrowings thereunder, (c) the Separation and Spinoff (and the transactions related thereto) as described in the Form 10 and (d) the entry into the Escrow Agreement and the Escrow Agreement (as defined in the Dollar Notes Indenture), and, in each case, the transactions related thereto.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Trigger Period” means the period commencing on the first public announcement by the Issuer of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of such Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by one of the Rating Agencies).

“Trustee” means the party named as such in the preamble until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of Parent (other than the Issuer) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Parent or the Issuer (or, in each case, any duly authorized committee thereof) in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Parent or the Issuer (or, in each case, any duly authorized committee thereof) may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary of Parent, but excluding the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Parent or the Issuer or any other Subsidiary of Parent that is not (or will not substantially concurrently become) (x) a Subsidiary of the Subsidiary to be so designated or (y) an Unrestricted Subsidiary, and only for so long as (i) the Subsidiary to be so designated has consolidated total assets of $100,000 (or the currency equivalent thereof as determined by the Issuer in its sole discretion) or less or (ii) such Subsidiary is a Non-English Foreign Subsidiary that is a joint venture or similar entity.

“Unrestricted Definitive Security” means Definitive Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Security” means a Global Security which is not a Restricted Global Security.

“U.S. Subsidiary” means any Restricted Subsidiary of Parent that was formed under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof).

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned English Subsidiary” means any Wholly Owned Subsidiary that is an English Subsidiary.

“Wholly Owned U.S. Subsidiary” means any Wholly Owned Subsidiary that is a U.S. Subsidiary.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of Parent all the Capital Stock of which (other than directors’ qualifying shares or shares required pursuant to applicable law) is owned by Parent, the Issuer or another Wholly Owned Subsidiary.

Section 1.02         Other Definitions.

Defined in
Term	Section

“Additional Amounts”	2.19(a)
“Authenticating Agent”	2.03
“Book Entry Interests”	2.08
“Change of Control Offer”	10(b)
“Covenant Defeasance”	8.01(b)
“Defaulted Interest”	2.14
“Defeasance Trust”	8.02(a)
“Definitive Securities”	2.08
“Event of Default”	6.01
“Global Securities”	2.02
“Guaranteed Obligations”	11.01(a)
“Issuer Assumption”	5.02(a)
“Issuer Assumption Notice”	5.02(a)
“Legal Defeasance”	8.01(b)
“Material Indebtedness”	4.12(a)
“Paying Agent”	2.05
“Registrar”	2.05
“Regulation S Book Entry Interests”	2.08
“Regulation S Global Security”	2.02
“Regulation S Securities”	2.02
“Relevant Taxing Jurisdiction”	2.19(a)
“Restricted Global Securities”	2.08(b)
“Restricted Securities Legend”	2.08(a)
“Reversion Date”	4.17(b)
“Rule 144A Book Entry Interests”	2.08
“Rule 144A Global Security”	2.02

Defined in
Term	Section
“Successor Guarantor”	5.01(b)
“Successor Person”	5.01(a)
“Suspension Date”	4.17(a)
“Taxes”	2.19(a)
“Transfer Agent”	2.05

Section 1.03         Inapplicability of TIA.

This Indenture will not be qualified under or be subject to the TIA.

Section 1.04         Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           provisions apply to successive events and transactions; and

(f)            references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.05         Certain Calculations.

For purposes of any calculation made under this Indenture with respect to Parent, the Issuer and the Restricted Subsidiaries in respect of any period prior to the Spinoff Date, pro forma effect will be given to the consummation of the Transactions.

ARTICLE 2.
THE SECURITIES

Section 2.01         Form Generally

The Securities shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities.

The certificated Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner; provided that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

Section 2.02         Securities in Global Form

Securities sold to persons believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act will initially be represented by a global Security in registered form without interest coupons attached (the “Rule 144A Global Security”). Securities sold outside the United States of America in reliance on Regulation S under the Securities Act (the “Regulation S Securities”) will initially be represented by a global Security in registered form without interest coupons attached (the “Regulation S Global Security” and, together with the Rule 144A Global Security, the “Global Securities”). The Global Securities will be deposited, on the Issue Date, with the Common Depositary and registered in the name of the Common Depositary or a nominee of the Common Depositary for the account of Euroclear and Clearstream.

Securities issued as a Global Security shall represent such of the outstanding Securities as specified therein and may provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Registrar or Common Depositary in such manner and upon instructions given by the Holder thereof.

Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Securities will be issued in certificated form.

The provisions of the last sentence of Section 2.04 hereof shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Issuer, and the Issuer delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 12.04 or 12.05 hereof and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.04 hereof.

Section 2.03         Amount of Securities.

On the Issue Date, the Trustee or its authenticating agent (the “Authenticating Agent”) shall authenticate and deliver the Initial Securities and, at any time and from time to time thereafter,

the Trustee or Authenticating Agent shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in an Issuer Order. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. The Securities shall be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Subject to Section 2.18, all Additional Securities shall have identical terms as the Initial Securities issued on the Issue Date.

If any of the terms of the Securities are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities.

The Securities, including any Additional Securities, will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if such Additional Securities are not fungible with the Initial Securities (or any other Additional Securities) for U.S. federal income tax purposes, such Additional Securities will have one or more separate CUSIP, ISIN, Common Code number and/or other identifying number, as applicable.

Section 2.04         Execution, Authentication, Delivery and Dating

Two Officers shall sign the Securities for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or Authenticating Agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, and subject to delivery of an Officers’ Certificate, the Issuer may deliver Securities executed by the Issuer to the Trustee or Authenticating Agent for authentication, together with an Issuer Order for the authentication and delivery of such Securities; and the Trustee or Authenticating Agent in accordance with such Issuer Order shall authenticate and deliver such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or Authenticating Agent by manual or facsimile signature of an authorized signatory, and such certificate and signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. Bank National Association,
as Trustee

[ ,
as Authenticating Agent]

By:
Authorized Signatory

Each Security shall be dated the date of its authentication.

The Trustee may appoint one or more Authenticating Agents reasonably acceptable to the Issuer to authenticate the Securities.  Except as set forth in the immediately succeeding paragraph, any such appointment shall be evidenced by an instrument signed by a Responsible Officer of the Trustee, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as any Registrar, Paying Agent or Transfer Agent for service of notices and demands.

The Trustee has initially appointed Elavon Financial Services DAC, UK Branch as Authenticating Agent, to authenticate the Initial Securities.  Elavon Financial Services DAC, UK Branch has accepted such initial appointment and the Issuer hereby confirms that such initial appointment is acceptable to it.

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 2.13 hereof together with a written statement (which need not comply with Section 12.04 or 12.05 hereof and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.05         Registrar, Transfer Agent and Paying Agent.

The Issuer will maintain one or more paying agents (each a “Paying Agent”) for the Securities in London. The initial Paying Agent for the Securities will be Elavon Financial Services DAC, UK Branch.

In addition the Issuer will maintain a transfer agent (the “Transfer Agent”) and a registrar (the “Registrar”) for the Securities. The initial Transfer Agent and Registrar will be Elavon Financial Services DAC. The Registrar will maintain a register reflecting ownership of the Securities outstanding from time to time, if any, and together with the Transfer Agent, will make payments on and facilitate transfers of the Securities on behalf of the Issuer.

The Issuer may enter into an appropriate agency agreement with any Paying Agent, Registrar or Transfer Agent. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. The Issuer may remove any Paying Agent, Registrar or Transfer Agent upon written notice to such Paying Agent, Registrar or Transfer Agent and to the Trustee; provided, however, that no such removal shall become effective until, if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Paying Agent, Registrar or Transfer Agent, as the case may be, and delivered to the Trustee.

The Issuer may change any Paying Agent, the Registrar or the Transfer Agent without prior notice to the Holders of the Securities. The Issuer or any of its Subsidiaries may act as Paying Agent, Transfer Agent or Registrar in respect of any Securities.

The Issuer hereby initially appoints Elavon Financial Services DAC, UK Branch as Paying Agent. Elavon Financial Services DAC, UK Branch hereby accepts such initial appointment and the Issuer confirms that such initial appointment is acceptable to it. The Issuer hereby initially appoints Elavon Financial Services DAC as Transfer Agent and Registrar. Elavon Financial Services DAC hereby accepts such initial appointment and the Issuer confirms that such initial appointment is acceptable to it. The obligations of the Paying Agent, Transfer Agent and Registrar shall be several and not joint.

Section 2.06         Paying Agent to Hold Money.

The Issuer shall require each Paying Agent (other than the Issuer) to agree in writing that the Paying Agent will hold for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, interest on, or Additional Amounts, if any, on such Securities, and will notify the Trustee of any default by the Issuer in making any such payment. Money held by the Paying Agent need not be segregated, except as required by law, and in no event shall the Paying Agent be liable for interest on any money received by it hereunder.  If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

The Issuer will make payments of any amounts owing in respect of the Global Securities (including principal, premium, if any, interest and any Additional Amounts) to the applicable Paying Agent, and such Paying Agent will, in turn, make such payments to the Common Depositary or its nominee for Euroclear and Clearstream, subject to the Paying Agent having received cleared funds sufficient to make such payments. The Common Depositary will distribute such payments to participants in accordance with its customary procedures. Payments on all Securities other than Global Securities will be made by the Issuer to the applicable Paying Agent and such Paying Agent will make payment by check to the address provided by the

Holder of such Securities (or by wire transfer to those Holders that have provided wire instructions to the Issuer or applicable Paying Agent).

All payments of principal and interest on the Securities by or on behalf of the Issuer will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (and any interest, penalties and additions with respect thereto) unless required by applicable law or the official interpretation or administration thereof.

The principal of, premium, if any, and interest on, and all other amounts payable in respect of the Securities will be paid to Holders of such Securities in Euro. If Euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control (including the dissolution of the Euro) or if the Euro is no longer being used by the then-member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities will be made in U.S. dollars until the Euro is again available to the Issuer or so used. The amount payable on any date in Euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/Euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Issuer in its sole discretion. Any payment in respect of the Securities so made in U.S. dollars will not constitute an Event of Default under the Securities or this Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.07         Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Securities. The Issuer shall furnish, or cause the Registrar to furnish, to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Securities.

Section 2.08         Registration, Registration of Transfer and Exchange.

Upon surrender for registration of transfer or exchange of any Securities at an office or agency of the Issuer designated pursuant to Section 4.02 hereof for such purpose, the Issuer shall execute, and the Trustee or Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount. No service charge will be made for any registration of transfer or exchange of Securities. However, the Issuer may require Holders to pay any transfer taxes or other similar governmental charges payable in connection with any such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 2.12 or 9.05 hereof, not involving any transfer).

Notwithstanding any other provisions (other than the provisions set forth in the third paragraph) of this Section 2.08, a Global Security representing all or a portion of the Securities may not be transferred except as a whole to a common depositary for Clearstream and Euroclear or its nominee. Any Holder of beneficial interests in the Rule 144A Global Security (the “Rule 144A Book Entry Interests”) and beneficial interests in the Regulation S Global Security (the “Regulation S Book Entry Interests” and, together with the Rule 144A Book Entry Interests, the “Book Entry Interests”) shall, by acceptance of such Book Entry Interest, agree that transfers of Book Entry Interest in such Global Security may be effected only through records maintained by Euroclear and Clearstream and their participants, and that ownership of a Book Entry Interest in such Global Security shall be required to be reflected in a book-entry.

Each Global Security is exchangeable for Securities in certificated form (the “Definitive Securities”) only (1) if Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue to act as depositary for the Securities and a successor depositary is not appointed by the Issuer within 120 days, (2) if the Issuer, at its option, notifies the Trustee and the applicable Paying Agent in writing that it elects to cause the issuance of Definitive Securities or (3) if the owner of a Book Entry Interest requests such exchange in writing delivered through Euroclear or Clearstream following an Event of Default and commencement of enforcement action under this Indenture; provided that in no event shall the Regulation S Global Securities be exchanged by the Issuer for Definitive Securities prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In such an event, the Issuer will issue Definitive Securities, registered in the name or names and issued in any approved denominations requested by or on behalf of Euroclear, Clearstream or the Common Depositary, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book Entry Interests), and such Definitive Securities will bear the Restricted Securities Legend set forth below, unless that legend is not required by this Indenture or applicable law. Should Definitive Securities be issued to individual Holders of the Securities, a Holder of Securities who, as a result of trading or otherwise, holds a principal amount of Securities that is less than the minimum denomination of Securities would be required to purchase an additional principal amount of Securities such that its holding of Securities amounts to the minimum specified denomination.  The Trustee shall deliver such Securities as instructed in writing by the Common Depositary.

Upon the exchange of a Global Security for Definitive Securities, such Global Security shall be canceled by the Trustee. All canceled Global Securities held by the Trustee shall be destroyed by the Trustee and a certificate of their destruction delivered to the Issuer.

At the option of the Holders of Definitive Securities, Definitive Securities may be exchanged for other Definitive Securities of any authorized denomination or denominations of a like aggregate principal amount and tenor, upon surrender of the Definitive Securities to be exchanged at such office or agency. Whenever any Definitive Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee or Authenticating Agent shall authenticate and deliver, the Definitive Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Global Securities that are held by participants through Euroclear or Clearstream.

(a)           Legend.

(i)            Each Security certificate evidencing the Global Securities (and all Global Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Except as permitted by the following paragraph (ii) or (iii) or otherwise agreed by the Issuer and the applicable Holder, each Security certificate evidencing the Global Securities and the Definitive Securities that are Transfer Restricted Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Securities Legend”) (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF RULE 144A NOTES, ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), OR, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER

ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

Except as permitted by the following paragraph (ii) or (iii) or otherwise agreed by the Issuer and the applicable Holder, each Definitive Security shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Except as permitted by the following paragraph (ii) or (iii) or otherwise agreed by the Issuer and the applicable Holder, each Security certificate evidencing the Regulation S Global Securities and the Definitive Securities representing Regulation S Securities (and all Securities issued in exchange therefor or in substitution of such Definitive Securities) shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(ii)           Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)          Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(b)           Transfer and Exchange of Book Entry Interests in Global Securities.  The transfer and exchange of Book Entry Interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depositary.  Book Entry Interests in Transfer Restricted Securities which are Global Securities (“Restricted Global Securities”) shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Prior to the expiration of the Distribution Compliance Period, Regulation S Book Entry Interests may be transferred only to non-U.S. Persons under Regulation S, qualified institutional buyers under Rule 144A or IAIs.  Except as otherwise set forth herein, Book Entry Interests in Global Securities shall be transferred or exchanged only for Book Entry Interests in Global Securities.  Transfers and exchanges of Book Entry Interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Book Entry Interests in the Same Global Security.  Book Entry Interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a Book Entry Interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend.  A Book Entry Interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a Book Entry Interest in the same Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.08(b)(i).

(ii)           All Other Transfers and Exchanges of Book Entry Interests in Global Securities.  In connection with all transfers and exchanges of Book Entry Interest in any Global Security that is not subject to Section 2.08(b)(i), the transferor of such Book Entry Interest must deliver to the Registrar (1) a written order from a participant given to the Depositary in accordance with the applicable rules and procedures of the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the Book Entry Interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depositary containing information regarding the participant account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of Book Entry Interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Security pursuant to Section 2.08(f).

(iii)          Transfer of Book Entry Interests to Another Restricted Global Security.  A Book Entry Interest in a Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a Book Entry Interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.08(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a Book Entry Interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B)          if the transferee will take delivery in the form of a Book Entry Interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv)          Transfer and Exchange of Book Entry Interest in a Restricted Global Security for Book Entry Interest in an Unrestricted Global Security.  A Book Entry Interest in a Restricted Global Security may be exchanged by any Holder thereof for a Book Entry Interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.08(b)(ii) above and the Registrar receives the following:

(A)          if the Holder of such Book Entry Interest in a Restricted Global Security proposes to exchange such Book Entry Interest for a Book Entry Interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)          if the Holder of such Book Entry Interest in a Restricted Global Security proposes to transfer such Book Entry Interest to a Person who shall take delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order and an Officers’ Certificate in accordance with Section 2.04, the Trustee or Authenticating Agent shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Book Entry Interests transferred or exchanged pursuant to this subparagraph (iv).

(v)           Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security.  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)           Transfer and Exchange of Book Entry Interests in Global Securities for Definitive Securities.  A Book Entry Interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described above in this Section 2.08.  A Book Entry Interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described above in this Section 2.08.

(d)           Transfer and Exchange of Definitive Securities for Book Entry Interests in Global Securities.  Transfers and exchanges of Book Entry Interests in the Global Securities shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)            Transfer Restricted Securities that are Definitive Securities to Book Entry Interests in Restricted Global Securities.  If any Holder of a Transfer Restricted Security that is a Definitive Security proposes to exchange such Transfer Restricted Security for a Book Entry Interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a Book Entry Interest in a Restricted Global Security, then, upon receipt by the Registrar of the following:

(A)          if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a Book Entry Interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B)          if such Transfer Restricted Security is being transferred to a qualified institutional buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C)          if such Transfer Restricted Security is being transferred through offers and sales to non-U.S. Persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D)          if such Transfer Restricted Security is being transferred pursuant to any other available exemption from the registration requirements of the Securities Act, a certificate from such Holder in the form attached to the applicable Security; or

(E)           if such Transfer Restricted Security is being transferred to Parent, the Issuer or any of their Subsidiaries, a certificate from such Holder in the form attached to the applicable Security, the Registrar shall cancel such Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

(ii)           Transfer Restricted Securities that are Definitive Securities to Book Entry Interests in Unrestricted Global Securities.  A Holder of a Transfer Restricted Security that is a Definitive Security may exchange such Transfer Restricted Security for a Book Entry Interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)          If the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a Book Entry Interest in an

Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)          if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel such Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of such Unrestricted Global Security.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order and an Officers’ Certificate in accordance with Section 2.04, the Trustee or Authenticating Agent shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii)          Unrestricted Definitive Securities to Book Entry Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a Book Entry Interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a Book Entry Interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order and an Officer’s Certificate in accordance with Section 2.04, the Trustee or Authenticating Agent shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv)          Unrestricted Definitive Securities to Book Entry Interests in Restricted Global Securities.  An Unrestricted Definitive Security cannot be exchanged for, or transferred to, a Person who takes delivery thereof in the form of, a Book Entry Interest in a Restricted Global Security.

(e)           Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.08(e), the Registrar shall register the transfer or exchange of Definitive Securities.

Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.08(e):

(i)            Transfer Restricted Securities that are Definitive Securities to Transfer Restricted Securities that are Definitive Securities.  A Transfer Restricted Security that is a Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security that is a Definitive Security if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B)          if the transfer will be made through offers and sales to non-U.S. Persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C)          if the transfer will be made pursuant to any other available exemption from the registration requirements of the Securities Act, a certificate in the form attached to the applicable Security; or

(D)          if such transfer will be made to Parent, the Issuer or any of their Subsidiaries, a certificate in the form attached to the applicable Security.

(ii)           Transfer Restricted Securities that are Definitive Securities to Unrestricted Definitive Securities.  Any Transfer Restricted Security that is a Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(A)          if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)          if the Holder of such Transfer Restricted Security proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv)          Unrestricted Definitive Securities to Transfer Restricted Securities that are Definitive Securities.  An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security that is a Definitive Security.

(f)            Cancellation or Adjustment of Global Security.  At such time as all Book Entry Interest in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 of this Indenture.  At any time prior to such cancellation, if any Book Entry Interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book Entry Interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Common Depositary at the direction of the Registrar to reflect such reduction; and if the Book Entry Interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book Entry Interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Common Depositary at the direction of the Trustee to reflect such increase.

The Issuer will not be required to transfer or exchange any Security selected for redemption or to transfer or exchange any Security for a period of 15 days prior to a selection of Securities to be redeemed.

Section 2.09         Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Issuer shall issue and the Trustee or Authenticating Agent, upon receipt of an Issuer Order, shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including, with limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.10         Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee or Authenticating Agent except for those canceled by the Trustee, those delivered to the Trustee for cancellation, those reductions in the interest in a Global Security effected by the Registrar in accordance with the provisions hereof, and those described in this Section 2.10 or Article 10(i) as not outstanding. Except as set forth in Section 2.11 hereof, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security. Subject to the foregoing, in determining whether the Holders of the requisite principal amount of outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder (including, without limitation, determinations pursuant to Articles 6 and 9 hereof), only Securities outstanding at the time of such determination shall be considered in any such determination.

If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11         When Securities Disregarded.

For purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action under this Indenture, Securities owned by the Issuer, the Guarantors or by any Affiliate of the Issuer or the Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 2.12         Temporary Securities.

Until certificates representing Securities are ready for delivery, the Issuer may prepare and the Trustee or Authenticating Agent, upon receipt of an Issuer Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee or Authenticating Agent shall authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all of the benefits of this Indenture as permanent Securities.

Section 2.13         Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Securities shall be delivered to the Issuer. The Issuer may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14         Payment of Interest.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, even if such Securities are canceled after such applicable Regular Record Date and on or before such applicable Interest Payment Date, except as otherwise provided in this Section 2.14 with respect to Defaulted Interest.

If the Issuer defaults in a payment of interest on the Securities which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Securities. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Securities and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail, or deliver electronically if the Securities are held by any depositary in accordance with such depositary’s customary procedures, to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.15         Persons Deemed Owners.

The Issuer, the Trustee and any agent of the Issuer or the Trustee will treat the registered Holders of the Global Securities (e.g., Euroclear or Clearstream (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes.

Consequently, none of the Issuer, the Trustee, any Paying Agent or any of their respective agents has or will have any responsibility or liability for (a) any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book Entry Interest or for maintaining, supervising or reviewing the records of Euroclear or Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book Entry Interest, (b) Euroclear, Clearstream or any participant or indirect participant or (c) the records of the Common Depositary.

Payments by participants to owners of Book Entry Interests held through participants are the responsibility of such participants.  None of the Issuer, the Trustee or the Paying Agent will have any responsibility, or be liable, for any aspect of the records relating to Book Entry Interests, nor the action or inaction of Euroclear, Clearstream or any common depositary.

Ownership of the Global Securities will be evidenced through registration from time to time at the registered office of the Registrar, and such registration is a means of evidencing title to the Securities.

Section 2.16         Computation of Interest.

The Issuer will calculate the amount of interest payable on the Securities on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities (or the Issue Date (or, with respect to any Additional Securities, the date of issuance thereof)) if no interest has been paid on the Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. If the date on which a payment of interest or principal on the Securities is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

Section 2.17         CUSIP Numbers, ISINs, Common Code numbers, etc.

The Issuer, in issuing the Securities, may use CUSIP numbers, ISINs, Common Code numbers and/or other identifying numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs, Common Code numbers and/or other identifying numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP numbers, ISINs, Common Code numbers and/or other identifying numbers.

Section 2.18         Issuance of Additional Securities.

Following the consummation of the Spinoff, the Issuer shall be entitled to issue Additional Securities under this Indenture, which shall have identical terms and conditions as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, the date from which interest will accrue thereon and the issue price; provided, however, that the Issuer will only be permitted to issue such Additional Securities if at the time of and after giving effect to such issuance Parent, the Issuer and the Restricted Subsidiaries are in compliance with the covenants contained in this Indenture.

With respect to any Additional Securities, the Issuer shall set forth in a resolution of the Board of Directors (or any duly authorized committee thereof) and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2)           the issue price, the issue date and the CUSIP numbers, ISINs, Common Code numbers and/or other identifying numbers of such Additional Securities.

Section 2.19         Payment of Additional Amounts.

(a)                 All payments in respect of the Securities or any Guarantee thereof by or on behalf of the Issuer or any Guarantor, will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments, or other governmental charges, including any related interest, penalties or additions to tax (“Taxes”) unless such withholding or deduction is required by law. If any deduction or withholding in respect of any Taxes imposed or levied by or on behalf of (a) any jurisdiction in which the Issuer or any Guarantor is or was incorporated, organized, or engaged in business or resident for tax purposes, or (b) any jurisdiction from or through which payment is made by or on behalf of the Issuer or any Guarantor (or any of their respective agents, including the jurisdiction of any Paying Agent for the Securities) (each of (a) and (b), and any political subdivision thereof or therein, a “Relevant Taxing Jurisdiction”) will at any time be required to be made by any applicable withholding agent in respect of any payment made under or with respect to any Securities or any Guarantee thereof, the Issuer or the relevant Guarantor, as applicable, will pay such additional amounts (“Additional Amounts”) as shall be necessary in order that the net amounts received by the beneficial owners of the Securities, after such withholding or deduction by such applicable withholding agent, shall equal the respective amounts which would otherwise have been received in respect of the Securities in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable:

(1)           in respect of any Taxes imposed or withheld by reason of the Holder or beneficial owner having some current or former connection with the Relevant Taxing Jurisdiction (other than the mere holding or disposition of such Security, the receipt of principal, interest or any other amount in respect of such Security or Guarantee, or the enforcement of such Security or Guarantee);

(2)           in respect of any Taxes imposed or withheld by reason of the failure of the relevant Holder or beneficial owner to satisfy or comply with (or cause any affiliate or owner of such Holder or beneficial owner to satisfy or comply with) any certification, declaration, identification, information or other requirements required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to any applicable exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a declaration of non-residence);

(3)           in respect of any Taxes imposed otherwise than by withholding from payments under or in respect of the applicable Securities or Guarantee;

(4)           in respect of any Taxes that could have been avoided by such Holder presenting the applicable Security to another reasonably available Paying Agent;

(5)           in respect of any Taxes that would not have been imposed but for the presentation by the Holder of the applicable Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that such Holder or beneficial owner would have been entitled to Additional Amounts had such Security been presented on the last day of such 30-day period and no additional withholdings or deductions were made as a result of such late presentment;

(6)           in respect of any Taxes imposed pursuant to current Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable), any current or future regulations thereunder or any official interpretations thereof, any agreement entered into pursuant to current Section 1471(b) of the Code (or any amended or successor provision described above) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into implementing the foregoing, or any law or agreements implementing an intergovernmental approach thereto;

(7)           in respect of any Taxes that are estate, inheritance, gift, sales, transfer, wealth or personal property Tax or similar Tax, or excise tax imposed on the transfer of the applicable Security;

(8)           in respect of any payment to any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership or other flow-through entity, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or other flow-through entity would not have been entitled to the payment of Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; and

(9)           in respect of any combination of items (1), (2), (3), (4), (5), (6), (7) and/or (8).

The Issuer and the Guarantors will pay any present or future stamp, issue, registration, court, documentary, property or similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, issuance, initial delivery, or initial registration (and in any jurisdiction from the enforcement) of any Security, any Guarantee thereof, this Indenture or any other document or instrument referred to therein.

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided under this Section 2.19, neither the Issuer, nor any Guarantor, will be required to make any payment for any Taxes imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision withheld from any payment in respect of any Security.

(b)                 Upon the Issuer’s reasonable request, each Holder and beneficial owner shall provide a properly completed and executed IRS Form W-9 or IRS Form W-8, as applicable, as would have been applicable if the Issuer were incorporated in the United States of America, any State thereof or the District of Columbia.

(c)                 Wherever in this Indenture or the Securities there is mentioned, in any context:

(1) the payment of principal;

(2) Redemption Prices or purchase prices in connection with a redemption or purchase of Securities;

(3) interest; or

(4) any other amount payable on or with respect to any of the Securities;

such reference shall be deemed to include payment of Additional Amounts as described under this Section 2.19 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The obligations of the Issuer or any Guarantor under this Section 2.19 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor to the Issuer or such Guarantor, as applicable, and any jurisdiction in which any successor Person to the Issuer or such Guarantor is incorporated, organized, or engaged in business or resident for tax purposes, or any jurisdiction from or through which such Person (or its Paying Agent) makes any payment under or with respect to any Securities or any Guarantee thereof, and, in each case, any political subdivision thereof or therein.

Section 2.20         Prescription.

Claims against the Issuer or any Guarantor for the payment of principal or Additional Amounts, if any, of the Securities will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer or any Guarantor for the payment of interest, if any, of the Securities will be prescribed five years after the applicable due date for payment of interest.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01         Right to Redeem; Notices to Trustee.

Except as set forth in Paragraph 5 of the Securities set forth in Exhibit A and this Article 3, the Issuer will not be entitled to redeem the Securities at its option prior to their Stated Maturity.

If the Issuer elects to redeem Securities, it shall furnish to the Trustee, at least 30 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a Redemption Date, written notice of such redemption accompanied with an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed and (iv) the Redemption Price. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 10 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

Except as set forth in Section 3.08 and Section 3.09, the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Securities and may at any time and from time to time acquire Securities by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of this Indenture.

Notwithstanding anything in this Indenture or the Securities to the contrary, in connection with any tender offer for the Securities, if Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all such Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 but not more than 60 days’ notice mailed, or delivered electronically if such Securities are held by any depositary, by the Issuer to each Holder of such Securities, given not more than 30 days following such purchase date, to redeem or purchase, as applicable, all the Securities that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the redemption or purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Section 3.02         Selection of Securities to Be Redeemed.

If the Issuer partially redeems any of the Securities, the Trustee will select the applicable Securities to be redeemed in accordance with the procedures of Euroclear or Clearstream or the Common Depositary; provided, however, with respect to any Securities not registered with Euroclear or Clearstream or the Common Depositary, the Trustee will select such Securities by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. In any case, the principal amount of a Security remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

In the event that any Global Security (or any portion thereof) is redeemed, Euroclear and/or Clearstream, as applicable, will redeem an equal amount of the Book Entry Interests in such Global Security from the amount received by them in respect of the redemption of such Global Security. The Redemption Price payable in connection with the redemption of such Book Entry Interests will be equal to the amount received by Euroclear and Clearstream, as applicable, in connection with the redemption of such Global Security (or any portion thereof).

Section 3.03         Notice of Redemption to Holders.

At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address. Any redemption may, at the Issuer’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered (or delivered electronically if the Securities are held by any depositary)) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied or waived.

The notice shall identify the Securities to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price and the amounts of accrued and unpaid interest to the Redemption Date;

(c)           if less than all the outstanding Securities are to be redeemed, the identification (and in the case of partial redemption, the portion of the principal amount) of the particular Security to be redeemed;

(d)           that, after the Redemption Date upon cancellation of such Security, a new Security or Securities in principal amount equal to the unredeemed portion, if any, of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;

(e)           the name and address of the Paying Agent;

(f)            that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest;

(g)           that, unless the Issuer defaults in making such redemption payment, interest, if any, on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(h)           the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(i)            that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN, Common Code number and/or other identifying number, if any, listed in such notice or printed on the Securities.

The Issuer may provide in any notice of redemption that payment of the Redemption Price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

Section 3.04         Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption

Price stated in such notice, provided that a notice of redemption may be conditional in accordance with Section 3.03 hereof. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date; provided, however, that if the Redemption Date is on or after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, then any accrued and unpaid interest in respect of the Securities subject to redemption shall be paid on the Redemption Date to the Person in whose name the Securities are registered at the close of business on such Regular Record Date and no additional interest will be payable to Holders whose Securities are subject to redemption by the Issuer. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05         Deposit of Redemption Price.

Prior to 10:00 a.m. London time on the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to, but not including the Redemption Date, on the Securities or portions thereof to be redeemed on such date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

Section 3.06         Redemption for Tax Reasons.

If, as a result of any change in, or amendment to, the laws or regulations of a Relevant Taxing Jurisdiction, or any change in the official position regarding the application or interpretation of such laws or regulations (a “Change in Tax Law”), the enactment or adoption of which Change in Tax Law is publicly announced, and which Change in Tax Law becomes effective, after the date of the Offering Memorandum (or, if a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction after the date of the Offering Memorandum, after such later date), the Issuer is or will become obligated to pay Additional Amounts as described herein under Section 2.19 with respect to the Securities, then the Issuer may at any time at its option redeem, in whole, but not in part, all of the Securities on not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on those Securities, if any, to, but not including, the date fixed for redemption.

Notwithstanding the foregoing, no such notice of redemption may be given earlier than 90 days prior to the first date on which the Issuer would be obligated to pay Additional Amounts.  Prior to the mailing, or delivery electronically if the Securities are held by any depositary, by the

Issuer to each Holder of Securities of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Trustee (i) an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Issuer’s right so to redeem have been satisfied, and (ii) a written opinion of an independent tax counsel of recognized standing to the effect that the Issuer would be required to pay Additional Amounts in respect of such Securities as a result of a Change in Tax Law.

The provisions of this Section 3.06 shall apply mutatis mutandis to any successor to the Issuer and any jurisdiction in which any successor Person to the Issuer is incorporated, organized, or engaged in business or resident for tax purposes, or any jurisdiction from or through which such Person (or its Paying Agent) makes any payment under or with respect to any Securities, and, in each case, any political subdivision thereof or therein.

Section 3.07         Securities Redeemed in Part.

Upon cancellation of a Security that is redeemed in part, the Issuer shall issue and the Trustee or Authenticating Agent shall authenticate for the Holder (at the expense of the Issuer) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.08         Special Mandatory Redemption.

(a)           If a Special Mandatory Redemption Event occurs, then the Issuer will redeem the aggregate principal amount of the Securities outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)           The Issuer will cause a notice of Special Mandatory Redemption to be mailed to the Trustee and mailed, or delivered electronically if held by any depositary, to the Holders at their registered addresses no later than the Business Day following the Special Mandatory Redemption Event, which shall provide for the redemption of the Securities on the Special Mandatory Redemption Date.  Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Securities to be redeemed on the Special Mandatory Redemption Date with the applicable Paying Agent on or before such Special Mandatory Redemption Date, the Securities will cease to bear interest and all rights under the Securities shall terminate (except the obligations of the Issuer and/or the Guarantors under Section 2.19).  After payment of the Special Mandatory Redemption Price to the Holders, any excess Escrowed Property will be returned to the Issuer.

Section 3.09         Post-Release Date Redemption.

(a)           In the event a Post-Release Date Redemption Event occurs, the Issuer will redeem the aggregate principal amount of the Securities outstanding on the Post-Release Redemption Date at the Post-Release Date Redemption Price (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)           The Issuer will cause a notice of Post-Release Date Redemption to be mailed to the Trustee and mailed, or delivered electronically if held by any depositary, to the Holders at their registered addresses on July 6, 2017, which shall provide for the redemption of the Securities on the Post-Release Redemption Date.  Upon the deposit of funds sufficient to pay the Post-Release Date Redemption Price of all Securities to be redeemed on the Post-Release Redemption Date with the applicable Paying Agent on or before such Post-Release Redemption Date, the Securities will cease to bear interest and all rights under the Securities shall terminate (except the obligations of the Issuer and/or the Guarantors under Section 2.19).

ARTICLE 4.
COVENANTS

Section 4.01         Payment of Securities.

The Issuer shall pay or cause to be paid the principal of, premium, if any, on and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. London time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02         Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee, an affiliate of the Trustee or the Registrar) where the Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer also may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each place of payment for the Securities for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.

Section 4.03         Reports and Other Information.

(a) From and after the consummation of the Spinoff on the Spinoff Date, so long as the Securities are outstanding, Parent will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports (including interim reports on Form 8-K), if any, which Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b) In addition, from and after the consummation of the Spinoff on the Spinoff Date and for so long as any Securities remain outstanding during any period when Parent is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, Parent will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Notwithstanding the foregoing, Parent will be deemed to have furnished such reports referred to in clauses (a) and (b) of this Section 4.03 to the Trustee and the Holders if Parent has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.  If the SEC will not accept Parent’s filings for any reason or Parent is not required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, Parent will post the reports referred to in clause (a) of this Section 4.03 on its website no later than 15 days after the end of the time periods that would apply if Parent were required to file those reports with the SEC.

(d) Under no circumstances shall the information and reports referred to in this Section 4.03 be required to contain separate financial information for Guarantors that would be required under Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provisions thereof).

(e) If any of Parent’s Subsidiaries have been designated as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary, then the annual and quarterly information required by clause (a) of this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(f) Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.04         Compliance Certificate.

The Issuer will deliver to the Trustee, (a) within 120 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and indicating whether the signers thereof know of any Default with respect to the Securities that occurred during the previous year and (b) within 30 days after the occurrence thereof, written notice of any event which would constitute a Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Section 4.05         Reserved.

Section 4.06         Reserved.

Section 4.07         Reserved.

Section 4.08         Reserved.

Section 4.09         Reserved.

Section 4.10         Limitation on Liens.

From and after the consummation of the Spinoff on the Spinoff Date, Parent and the Issuer will not, and Parent will not permit any Subsidiary Guarantor to, directly or indirectly, create, Incur or assume any Lien (the “Initial Lien”) on any Principal Property or on any Capital Stock or Indebtedness of a Subsidiary, whether owned at the Spinoff Date or thereafter acquired, which secures any Indebtedness for borrowed money, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the Indebtedness for borrowed money so secured for so long as such Indebtedness for borrowed money is so secured. Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.11         Limitation on Sale/Leaseback Transactions.

From and after the consummation of the Spinoff on the Spinoff Date, Parent and the Issuer will not, and Parent will not permit any Subsidiary Guarantor to, enter into any Sale/Leaseback Transaction other than (a) any Sale/Leaseback Transaction so long as Parent, the Issuer or such Subsidiary Guarantor would be entitled to create a Lien on such Principal Property securing the Attributable Debt with respect to such Sale/Leaseback Transaction without equally and ratably securing the Securities pursuant to Section 4.10 and (b) any Sale/Leaseback Transaction of which the net proceeds received by Parent, the Issuer or any Subsidiary Guarantor are at least equal to the fair market value (as determined by the Board of Directors of Parent (or any duly authorized committee thereof)) of such Principal Property and are applied by Parent, the Issuer or such Subsidiary Guarantor, as applicable, within 365 days after the sale of such Principal Property in connection with which such Sale/Leaseback Transaction is completed, to either (or any combination of) (i) the prepayment, repayment, redemption or purchase of Securities, Indebtedness of Parent or the Issuer that is pari passu in right of payment to the Securities or Indebtedness (other than Disqualified Stock) of a Subsidiary (other than Indebtedness owed to Parent or an Affiliate of Parent) or (ii) the purchase, construction, development, expansion or improvement of Additional Assets.

Section 4.12         Future Guarantors.

(a)           From and after the consummation of the Spinoff on the Spinoff Date, the Issuer shall cause each Wholly Owned U.S. Subsidiary (other than each Initially Excluded U.S. Subsidiary) and each Wholly Owned English Subsidiary (other than each Initial English Subsidiary Guarantor) of Parent that guarantees Indebtedness (or becomes a co-obligor on Indebtedness) of (i) Parent, (ii) the Issuer, (iii) a U.S. Subsidiary or (iv) an English Subsidiary, as applicable, under any Credit Facility of Parent, the Issuer, a U.S. Subsidiary or an English Subsidiary, as applicable, with an aggregate principal amount in excess of $400.0 million (or the currency equivalent thereof as determined by the Issuer in its sole discretion) (such Credit Facility of Parent, the Issuer, a U.S. Subsidiary or an English Subsidiary, as applicable, “Material Indebtedness”) to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Subsidiary will guarantee the Guaranteed Obligations within 150 days after the later of (A) the date it becomes a Wholly Owned Subsidiary and (B) the date it guarantees such Material Indebtedness.

(b)           Within 10 Business Days following the consummation of the Spinoff on the Spinoff Date, Parent, each of the Initial English Subsidiary Guarantors and each of the Initially Excluded U.S. Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which Parent, each of the Initial English Subsidiary Guarantors and each of the Initially Excluded U.S. Subsidiaries will guarantee the Guaranteed Obligations.

Section 4.13         Activities Prior to Spinoff Date.

Prior to the Spinoff Date:

(a)           each of the Issuer’s and the Issuer’s Subsidiaries’ primary activities are restricted to (i) issuing the Securities, the Dollar Notes, the Guarantees and the guarantees of the Dollar Notes, as applicable, (ii) issuing Capital Stock to, and receiving capital contributions (and assuming certain liabilities) from, RemainCo and its Subsidiaries, (iii) performing its obligations, as applicable, under the Securities, the Dollar Notes, the Guarantees, the guarantees of the Dollar Notes, this Indenture, the Dollar Notes Indenture, the Escrow Agreement, and the Escrow Agreement (as defined in the Dollar Notes Indenture), (iv) consummating the Escrow Release Conditions (and the Escrow Release Conditions (as defined in the Dollar Notes Indenture)) or redeeming the Securities as set forth under Section 3.09 (or the Dollar Notes as set forth under Section 3.09 of the Dollar Notes Indenture), (v) performing its obligations, if any, under the Credit Agreement, (vi) conducting such other activities as are necessary or appropriate to maintain its existence and carry out the activities described in the foregoing clauses (i) through (v), and (vii) such other activities as are necessary or appropriate to facilitate the Separation and Spinoff (including conducting the operations, business and activities of the Adient Business); and

(b)           each of the Issuer and the Issuer’s Subsidiaries will not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any restricted payment, Incurring any Indebtedness for borrowed money (other than under the Credit Agreement and in respect of the Securities and the Dollar Notes), Incurring any Liens securing

Indebtedness for borrowed money except in favor of the Holders (and Liens in favor of the holders of Dollar Notes and the secured parties under the Credit Agreement), entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except (i) in connection with the activities described in clause (a) of this Section 4.13, (ii) in accordance in all material respects with the description of the Transactions set forth in the Offering Memorandum and the Form 10 or (iii) as consented to by the Holders of a majority in principal amount of the Securities outstanding.

Section 4.14         Existence.

From and after the consummation of the Spinoff on the Spinoff Date, subject to the Issuer’s right to (i) engage in transactions permitted by Section 5.01, (ii) implement the Issuer Assumption, and (iii) convert into a limited liability company, limited partnership or limited liability partnership or similar entity under applicable law, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.  On and after any conversion of the Issuer into a limited liability company, limited partnership, limited liability partnership or similar entity under applicable law, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company, limited partnership, limited liability partnership or other entity existence, as applicable. Notwithstanding the foregoing, or anything contained in this Indenture or the Securities, or otherwise, the Initial Issuer shall be permitted to liquidate, dissolve or otherwise wind up, or transfer all of its assets to the Successor Issuer or any Guarantor, at any time on or after the Issuer Assumption Date.

Section 4.15         Stay and Extension Laws.

The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power therein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.16         Maintenance of Listing.

The Issuer will use its commercially reasonable efforts to obtain and maintain the listing of the Securities on the Channel Islands Securities Exchange Authority Limited for so long as the Securities are outstanding; provided that if at any time the Issuer determines that it will not maintain such listing, it will, prior to the delisting of the Securities from the Channel Islands Securities Exchange Authority Limited (if then listed on the Channel Islands Securities Exchange Authority Limited), use commercially reasonable efforts to obtain and maintain a listing of the Securities on another “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom (in which case, references in this covenant to the Channel Islands Securities Exchange Authority Limited will be deemed to be refer to such other

“recognised stock exchange”). In no event will this covenant require the Issuer to obtain or maintain the listing of the Securities on any exchange that requires financial reporting for any fiscal period in addition to the fiscal periods required by the SEC.

Section 4.17         Covenant Suspension.

(a)           If on any date following the Spinoff Date (a “Suspension Date”): (i) the Securities are rated Investment Grade by both of the Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, then beginning on that day, with respect to the Securities, Parent, the Issuer and the Restricted Subsidiaries will not be subject to the provisions of Section 4.12(a).  In addition, upon the occurrence of a Suspension Date, the Issuer may elect to suspend the Subsidiary Guarantees.

(b)           In the event that Parent, the Issuer and the Restricted Subsidiaries are not subject to Section 4.12(a) for any period of time as a result of an event described in clause (a) of this Section 4.17, and on any subsequent date (a “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade rating or downgrade the rating assigned to the Securities below Investment Grade, then, with respect to such Securities, Parent, the Issuer and the Restricted Subsidiaries will thereafter again be subject to Section 4.12(a) with respect to future events and any previously suspended Subsidiary Guarantee will be reinstated to the extent required by this Section 4.12.

(c)           The Issuer will provide the Trustee with written notice of each Suspension Date or Reversion Date within five Business Days of the occurrence thereof.  Notwithstanding that Section 4.12(a) may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with Section 4.12(a) during the period of time between a Suspension Date and a Reversion Date.  Within 30 days of such Reversion Date, the Issuer must comply with the terms of Section 4.12.

ARTICLE 5.
SUCCESSORS

Section 5.01         Merger and Consolidation.

(a)           The Issuer will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(1)                                   the resulting, surviving or transferee Person (the “Successor Person”) will be a corporation, limited liability company, public liability company, limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the Issue Date or (z) Switzerland; provided that the Successor Person (if not the Issuer) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture;

(2)                                   immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person, Parent or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Person, Parent or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3)                                   the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and the predecessor Issuer, other than in the case of a lease, will be automatically released from all obligations under the Securities and this Indenture, including, without limitation, the obligation to pay the principal of and interest on the Securities.

(b)           In addition, subject to the provisions governing release of Guarantees as set forth in Section 11.03, the Issuer will not permit any Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any Person unless:

(1)                                   the surviving (if other than such Guarantor) or transferee Person (the “Successor Guarantor”) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee;

(2)                                   immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Guarantor, the Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Guarantor, the Issuer or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3)                                   the Issuer will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture, and the predecessor Guarantor, other than in the case of a lease, will be automatically released from all obligation under the Securities, this Indenture and its Guarantee, including, without limitation, the obligation to pay the principal of and interest on the Securities.

(c)           Notwithstanding the foregoing clauses (a) and (b) of this Section 5.01:

(1)                                   any Restricted Subsidiary may, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions, to Parent, the Issuer or any Subsidiary Guarantor;

(2)                                   the Issuer may, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions, to, the Successor Issuer in connection with an Issuer Assumption; and

(3)                                   the Issuer or Parent may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating the Issuer or Parent in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the Issue Date or Switzerland to realize tax or other benefits.

Section 5.02         Issuer Assumption.

(a)           Notwithstanding anything in this Indenture or otherwise to the contrary, at any time from and after the Issue Date, at the option of the Issuer and following prior written notice from the Issuer to the Trustee (the “Issuer Assumption Notice”), the Successor Issuer may assume all obligations of the Initial Issuer under this Indenture and the Securities pursuant to an indenture supplemental hereto, substantially in the form of Exhibit C hereto, at which time the Initial Issuer will be automatically released from any obligations as Issuer under this Indenture and the Securities (an “Issuer Assumption”); provided, however, that:

(i)            unless the Initial Issuer is liquidated, dissolved, transfers all of its assets to the Successor Issuer or any Guarantor or is otherwise wound up on the Issuer Assumption Date, the Initial Issuer shall, by an indenture supplemental hereto, substantially in the form of Exhibit B hereto, become a Guarantor of the Securities; and

(ii)           an Issuer Assumption may only be consummated with respect to both the Securities and the Dollar Notes.

(b)           The Issuer Assumption shall be consummated on the Issuer Assumption Date.  From and after the Issuer Assumption Date, the Successor Issuer shall be considered the Issuer for all purposes of this Indenture.

(c)           On the Issuer Assumption Date, the Initial Issuer shall deliver, with respect to the Securities, to the Trustee (a) the supplemental indenture or supplemental indentures, as applicable, and (b) an Officers’ Certificate and an Opinion of Counsel, each stating that such Issuer Assumption and such supplemental indenture or supplemental indentures, as applicable, comply with this Indenture.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

Each of the following is an event of default (each, an “Event of Default”):

a.                             a default in any payment of interest or Additional Amounts on the Securities, when due and payable, continued for 30 days;

b.                             a default in the payment of principal (but not, for the avoidance of doubt, Additional Amounts) of any Security when due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;

c.                             the failure by the Issuer or any Guarantor to comply for 30 days after notice with its obligations under Section 5.01;

d.                             the failure by the Issuer to comply for 45 days after notice with any of its obligations under Article 10;

e.                             the failure by the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture;

f.                             the failure by Parent, the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to Parent, the Issuer or any Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $200.0 million or its foreign currency equivalent (as determined by the Issuer in its sole discretion);

g.                             (A) Parent, the Issuer or any Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its assets or (iv) makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Parent, the Issuer or any Significant Subsidiary in an involuntary case, (ii) appoints a custodian of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the assets of Parent, the Issuer or any Significant Subsidiary, or (iii) orders the liquidation of Parent, the Issuer or any Significant Subsidiary;

h.                             the Parent Guarantee of the Securities ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or Parent denies or disaffirms its obligations in respect of the Securities under this Indenture, and such Default continues for 10 days after receipt of the notice as specified in this Indenture; or

i.                              any Subsidiary Guarantee of the Securities by a Significant Subsidiary ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms such Subsidiary Guarantor’s obligations in respect of the Securities under this Indenture or its Subsidiary Guarantee, and such Default continues for 10 days after receipt of the notice as specified in this Indenture.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (c), (d) (e), (f), (h) or (i) will not constitute an Event of Default with respect to the Securities until the Trustee notifies the Issuer, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee, of the default and the Issuer or the Guarantor, as applicable, does not cure such default within the time specified in clauses (c), (d), (e), (f), (h) or (i) hereof after receipt of such notice.

Section 6.02         Acceleration.

If an Event of Default (other than an Event of Default specified in clause (g) of Section 6.01 with respect to Parent or the Issuer) occurs and is continuing as to the Securities, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, by notice to the Issuer may declare the principal of and accrued but unpaid interest on all such Securities to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in clause (g) of Section 6.01 with respect to Parent or the Issuer occurs, the principal of and interest on the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee may on behalf of all of the Holders of Securities rescind any such acceleration with respect to such Securities and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03         Other Remedies.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

Holders of a majority in principal amount of the Securities then outstanding voting as a single class, by notice to the Trustee, may on behalf of the Holders of all of the Securities waive any Default and its consequences hereunder, except a Default in the payment of the principal of, premium, if any, on or interest on the Securities (including in connection with an offer to repurchase) (provided, however, that pursuant to Section 6.02 of this Indenture the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority.

The Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such Securities. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Security or that would involve the Trustee in personal liability.  Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to the Trustee in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06         Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Security may pursue any remedy with respect to this Indenture or the Securities unless:

(a)                           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)                           Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy;

(c)                           such Holders have offered the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of indemnity; and

(e)                           Holders of a majority in principal amount of the Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of any Security may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07         Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, any Holder of the Securities shall have the right to bring suit for the payment of principal of, premium, if any, on and interest (including Additional Amounts) on its Security, on or after the respective due dates expressed or provided for in such Security (including in connection with an offer to repurchase).

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal of, premium, if any on, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Issuer, the Guarantors, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10         Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

Third: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

ARTICLE 7.
TRUSTEE

Section 7.01         Duties of Trustee.

(a)                           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Other than with respect to an Event of Default in the payment when due of interest or an Event of Default in the payment when due of principal of or premium, the Trustee shall not be deemed to have knowledge of Events of Default unless a Trust

Officer has actual knowledge or receives written notice of such Event of Default in accordance with Section 12.02 and such notice references the Securities and this Indenture. If an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of the rights and powers under this Indenture at the request or direction of any Holders of Securities, unless such Holders shall have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense, and then only to the extent required by the terms of this Indenture.

(b)                           With respect to the Securities, except during the continuance of an Event of Default with respect to the Securities:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(f)                            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02         Rights of Trustee.

(a)                           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)                           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)                           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)                            Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to the Trustee in its sole discretion against all losses and expenses caused by taking or not taking such action.

(g)                           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, the Authenticating Agent, the custodian, any other agent of the Trustee hereunder and any other Person employed to act hereunder.

(h)                           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)                            The permissive rights of the Trustee shall not be construed as a duty.

(j)                            The Trustee may, but shall not be obligated to, request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(k)                           In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee must also comply with Section 7.10 hereof.

Section 7.04         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

If a Default occurs and is continuing as to the Securities, and is known to a Trust Officer, the Trustee must mail to each Holder of Securities, notice of the Default within the later of 90 days after it occurs or 60 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the redemption provisions of the Securities), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders of the Securities.

Section 7.06         Reserved

Section 7.07         Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

Except as otherwise provided in this Section 7.07, the Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or any Guarantee against the Issuer or any Guarantor

(including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, any Guarantor, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (but excluding any Taxes imposed on or calculated by reference to the net income, profits or gains of the Trustee), except to the extent any such loss, liability or expense may be attributable to its willful misconduct or gross negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which a Trust Officer has received notice and for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent that the Issuer has been materially prejudiced by such failure. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, on and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time by notifying the Issuer in writing at least 10 days prior to the date of the proposed resignation and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)                           the Trustee fails to comply with Section 7.10 hereof;

(b)                           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                           a custodian or public officer takes charge of the Trustee or its property; or

(d)                           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10         Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any State thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

ARTICLE 8.
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01         Discharge of Liability on Securities; Defeasance.

(a)                           Subject to Section 8.01(c), this Indenture shall be discharged and will cease to be of further effect as to all outstanding Securities when:

(i)            either (A) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.09 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) have been called for redemption as a result of the mailing (or delivery electronically) of a notice of redemption or otherwise and will become due and payable within one year, and, in the case of this clause (B), the Issuer has irrevocably deposited or caused to be deposited in trust with the Trustee or Paying Agent, as applicable, (x) Euros in an amount sufficient, or (y) European Government Obligations the principal of and interest on which will be sufficient, or (z) a combination thereof sufficient, as evidenced by an Officers’ Certificate of the Issuer, to pay at Stated Maturity or upon redemption all outstanding Securities, including premium, if any, and interest thereon to Stated Maturity or such Redemption Date, together with irrevocable instructions from the Issuer directing the Trustee or the Paying Agent, as applicable, to apply such funds to the payment thereof at Stated Maturity or redemption, as the case may be, provided that, with respect to any redemption of any Securities that requires the payment of the Applicable Premium, the amount deposited pursuant to this subclause (a)(i) shall be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee or Paying Agent, as applicable, equal to the Applicable Premium on such Securities calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee or Paying Agent, as applicable, on or prior to the Redemption Date;

(ii)           the Issuer and/or the Guarantors have paid all other sums payable under this Indenture by the Issuer and/or the Guarantors with respect to the Securities; and

(iii)          the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied or waived.

(b)                           Subject to Section 8.01(c), the Issuer at any time may terminate (i) all of its obligations as to the Securities under this Indenture (“Legal Defeasance”) or (ii)(A) its and each Guarantor’s (if applicable) obligations under Article 10 and Sections 4.03, 4.10, 4.11, 4.12, 4.13, 4.14 and 5.01 and (B) the operation of Sections 6.01(f) and 6.01(g) (with respect to Significant Subsidiaries) (“Covenant Defeasance”). The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

If the Issuer exercises its Legal Defeasance option with respect to the Securities, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its Covenant Defeasance option with respect to the Securities, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect only to Significant Subsidiaries), 6.01(h) or 6.01(i). In the event that the Issuer exercises its Legal Defeasance option or Covenant Defeasance option with respect to the Securities, each Guarantor will be released from all of its obligations with respect to its Guarantee of such Securities.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)                           Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.19, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 2.19, 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

Section 8.02         Conditions to Legal or Covenant Defeasance.

In order to exercise either its Legal Defeasance option or its Covenant Defeasance option:

(a)                           the Issuer must irrevocably deposit or cause to be deposited in trust (the “Defeasance Trust”) with the Trustee or Paying Agent, as applicable, for the benefit of the Holders, (i) Euros in an amount sufficient, or (ii) European Government Obligations, the principal of and interest on which will be sufficient, or (iii) a combination thereof sufficient, as evidenced by an Officers’ Certificate of the Issuer, to pay at Stated Maturity or upon redemption all outstanding Securities, including premium, if any, and interest thereon to Stated Maturity or the applicable Redemption Date, as the case may be (provided that, with respect to any redemption of any Securities that requires the payment of the Applicable Premium, the amount deposited pursuant to this clause (a) shall be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee or Paying Agent, as applicable, equal to the Applicable Premium on such Securities calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee or Paying Agent, as applicable, on or prior to the Redemption Date);

(b)                           in the case of an exercise of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the date this Indenture was first executed, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for United States federal  income tax purposes as a result of such Defeasance Trust and Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance Trust and Legal Defeasance had not occurred;

(c)                           in the case of an exercise of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance Trust and Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance Trust and Covenant Defeasance had not occurred; and

(d)                           the Legal Defeasance or Covenant Defeasance, as applicable, shall not result in or constitute a Default or Event of Default under this Indenture.

Section 8.03         Deposited Euros and European Government Obligations to be Held in Trust.

Subject to Section 8.04 hereof, all Euros and European Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to this Article 8 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary of the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such discharged or defeased Securities, as the case may be, of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 8.04         Repayment to the Issuer.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any Euros or European Government Obligations held by it as provided in Section 8.02 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, on or interest on any Securities and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Securities shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.05         Indemnity for European Government Obligations.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Euros or European Government Obligations deposited pursuant to this Article 8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities so discharged or defeased.

Section 8.06         Reinstatement.

If the Trustee or Paying Agent is unable to apply any Euros or European Government Obligations in accordance with this Article 8 by reason of any legal proceeding or order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, on or interest on any such Securities following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders of Securities.

The Issuer, the Guarantors and the Trustee, as applicable, at any time and from time to time may amend this Indenture, the Securities or any Guarantee, or enter into one or more indentures supplemental hereto, without the consent of any Holder of a Security for any of the following purposes:

(1)                           to cure any ambiguity, omission, defect or inconsistency;

(2)                           to provide for the assumption by a successor entity of the obligations of the Issuer under this Indenture and the Securities or any Guarantor under its Guarantee;

(3)                           to provide for uncertificated Securities in addition to or in place of certificated Securities (provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code);

(4)                           to secure the Securities or add additional Guarantees with respect to the Securities, or confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted under this Indenture;

(5)                           to add to the covenants of Parent, the Issuer or any of their respective Subsidiaries for the benefit of the Holders of the Securities, or to surrender any right or power conferred upon Parent, the Issuer or any of their respective Subsidiaries;

(6)                           to make any change that does not adversely affect the rights of any Holder in any material respect;

(7)                           to make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of the Securities; provided, however, that

(i)            compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law; and

(ii)           such amendment does not materially affect the rights of such Holders to transfer Securities;

(8)                           to add any additional Events of Default with respect to the Securities;

(9)                           to evidence and provide for the acceptance of an appointment under this Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(10)                         to provide for the issuance of Additional Securities permitted to be issued under this Indenture;

(11)                         to comply with the rules of any applicable securities depositary;

(12)                         to conform the text of this Indenture, the Securities or the Guarantees, in each case, to any provision of the “Description of Notes” section of the Offering Memorandum;

(13)                         to convey, transfer, assign, mortgage or pledge as security for the Securities any property or assets in accordance with Section 4.10;

(14)                         to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance or discharge of the Securities pursuant to Article 8; provided, however, that any such action shall not adversely affect the interests of the Holders of the Securities; or

(15)                         to provide for the implementation of an Issuer Assumption.

Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amendment or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Issuer in the execution of any amendment or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail, or deliver electronically if held by any depositary in accordance with such depositary’s customary procedures, to the Holders of Securities a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Securities, or any defect therein, shall not in any way impair or affect the validity of the amendment.

Section 9.02         With Consent of Holders of Securities.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend this Indenture, the Securities and the Guarantees with the written consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities), and, subject to Sections 6.04 and 6.07 hereof and except as otherwise provided below in this Section 9.02, any Default (other than a Default in the payment of the principal of, premium, if any, on, interest on or Additional Amounts, if any, in respect of the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provisions of this Indenture, the Securities and the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities).

Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amendment or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Issuer in the execution of any amendment or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

The consent of the Holders of Securities under this Section 9.02 is not necessary to approve the particular form of any proposed amendment or waiver.  It will be sufficient if such consent approves the substance of the proposed amendment or waiver. A consent to any amendment or waiver under this Indenture, the Securities, any Guarantee or the Escrow Agreement, by any Holder given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment under this Section 9.02 becomes effective, the Issuer is required to mail, or deliver electronically if held by any depositary in accordance with such depositary’s customary procedures, to Holders of Securities a notice briefly describing such amendment. However, the failure to give such notice to all such Holders, or any defect therein, will not impair or affect the validity of the amendment.

Notwithstanding the foregoing, without the consent of each Holder of an outstanding Security affected, no amendment may:

(1)                           reduce the amount of the Securities whose Holders must consent to an amendment;

(2)                           reduce the rate of or extend the time for payment of interest on any Security;

(3)                           reduce the principal of or extend the Stated Maturity of any Security;

(4)                           reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed as described under Paragraph 5 of the Securities set forth on Exhibit A and (solely as it may relate to a redemption of the type described under Paragraph 5 of the Securities as set forth on Exhibit A) Article 3 above; provided that the notice period for redemption may be reduced to not less than 3 Business Days with the consent of the Holders of a majority in principal amount of the Securities then outstanding if a notice of redemption has not prior thereto been sent to such Holders;

(5)                           make any Security payable in money other than that stated in such Security (except as provided for by Section 2.06);

(6)                           amend the right of any Holder of the Securities to bring suit for the payment of principal, premium, if any, and interest on its Securities, on or after the respective due dates expressed or provided for in such Securities;

(7)                           make any change in the amendment or waiver provisions which require the consent of each Holder of Securities;

(8)                           modify the Guarantees in any manner adverse to the Holders of the Securities;

(9)                           modify any provision of this Indenture with respect to the Issuer’s obligation to redeem the Securities through the Special Mandatory Redemption in a manner that would materially adversely affect the Holders of such Securities; or

(10)                         modify any provision of this Indenture with respect to the Issuer’s obligation to redeem the Securities through the Post-Release Date Redemption in a manner that would materially adversely affect the Holders of such Securities.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants in this Indenture, including without limitation the covenants described under Sections 4.03, 4.10, 4.11, 4.13, 4.14 and 5.01, or Article 10, shall be deemed to amend the right of any Holder of the Securities to bring suit for the payment of principal, premium, if any, and interest on its Securities.

Notwithstanding anything herein or otherwise, the provisions under this Indenture relative to the Issuer’s obligation to make any offer to repurchase the Securities as a result of a Change of Control Triggering Event pursuant to Article 10 hereof may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

No provisions of the Escrow Agreement (including, without limitation, those relating to the release of the Escrowed Property) may be amended or waived in a manner that would materially adversely affect the Holders of the Securities (as determined in good faith by the Issuer) without the consent of the Holders of a majority in principal amount of the Securities then outstanding.  Notwithstanding the foregoing, without the consent of any Holder of Securities, the Issuer may amend the Escrow Agreement to conform the text thereof to any provision of the “Description of Notes” section of the Offering Memorandum.

Section 9.03         Reserved.

Section 9.04         Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05         Notation on or Exchange of Securities.

The Trustee or Authenticating Agent may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Issuer in exchange for all Securities may issue and the Trustee or Authenticating Agent shall, upon receipt of an Issuer Order, authenticate new Securities that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06         Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07         Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.

ARTICLE 10.
CHANGE OF CONTROL TRIGGERING EVENT

(a)                           Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)                           Within 30 days following any Change of Control Triggering Event, the Issuer shall mail to each Holder, or deliver electronically if the applicable Securities are held by any depositary, with a copy to the Trustee, a notice (the “Change of Control Offer”), stating:

(1)                                   that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

(2)                                   the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(3)                                   the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically); and

(4)                                   the instructions determined by the Issuer, consistent with this Article 10, that a Holder must follow in order to have its Securities purchased.

(c)                           The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) the Securities have been or are called for redemption by the Issuer prior to the Issuer being required to mail or deliver electronically notice of the Change of Control Offer, and thereafter the Issuer redeems all Securities called for redemption in accordance with the terms set forth in such redemption notice.

(d)                           Notwithstanding anything to the contrary contained herein, a revocable Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of the relevant Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(e)                           If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date for such Securities (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(f)                            The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Article 10. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Article 10 by virtue thereof.

(g)                           Reserved.

(h)                           Holders electing to have a Security repurchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice prior to the repurchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the repurchase date a telegram, telex, facsimile transmission or letter sent to the applicable address specified in Section 12.02 or set forth in the notice described in Section 10(b) setting forth the name of the Holder, the principal amount of the Security which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased. Holders whose Securities are repurchased only in part shall, upon request, be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(i)                            Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities repurchased by a third party pursuant to the preceding clause (c)(i) will have the status of Securities issued and outstanding.

ARTICLE 11.
GUARANTEE

Section 11.01       Guarantee.

(a)           Each Guarantor, as a primary obligor and not merely as a surety, hereby jointly and severally guarantees, on an unsecured, unsubordinated basis, to each Holder and to the Trustee and its successors and assigns, the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on the Securities, expenses, indemnification or otherwise (all such obligations guaranteed by the Guarantors being herein called the “Guaranteed Obligations”).

(b)           Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.

The Guarantee of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or each Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Sections 5.01(b) and 11.03.  Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed.

(c)           Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s obligations under this Indenture and the Issuer’s or such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder.  Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d)           Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)           The Guarantee of each Guarantor is, to the extent and the in the manner set forth in this Article 11, equal in right of payment to all existing and future unsubordinated Indebtedness, and senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor.

(f)            Except as expressly set forth in Sections 5.01(b), 8.01(b), 11.02, 11.03 and 11.06, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)           Each Guarantee is a continuing Guarantee and shall, subject to Sections 5.01(b) and 11.03, remain in full force and effect until payment in full of all the Guaranteed Obligations.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h)           In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

(i)            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (A) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (B) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for purposes of this Section 11.01.

(j)            Each Guarantor also agrees to pay any and all out-of-pocket costs and expenses (including reasonable out-of-pocket counsel fees and expenses) incurred by the Trustee in enforcing any rights under the Guarantees.

(k)           Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Indenture.

Section 11.02       Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 11.03       Release of Guarantors.

(a)           The Subsidiary Guarantee of a Subsidiary Guarantor will automatically terminate and be of no further force or effect, and such Subsidiary Guarantor will automatically be released from all obligations under this Article 11:

(i)            upon the sale, disposition, exchange or other transfer (including pursuant to any exercise of remedies by a holder of Indebtedness of Parent, the Issuer or of such Subsidiary Guarantor or through consolidation, merger, amalgamation or otherwise) of any Capital Stock of the applicable Subsidiary Guarantor following which the applicable Subsidiary Guarantor is no longer a Wholly Owned Subsidiary, if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(ii)           upon the release or discharge of the guarantee by such Subsidiary Guarantor of the (A) Indebtedness under the Credit Agreement and/or (B) Material Indebtedness (if any) which created the obligation to guarantee the Securities;

(iii)          upon the conveyance, transfer or lease of all or substantially all the assets in one or more related transactions of such Subsidiary Guarantor, if such conveyance, sale or lease is made in a manner not in violation of this Indenture;

(iv)          upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”;

(v)           upon the Issuer’s exercise of its Legal Defeasance option or Covenant Defeasance option as to the Securities as described under Article 8, or the Issuer’s obligations under this Indenture with respect to the Securities being discharged in accordance with the terms of this Indenture;

(vi)          solely in respect of the Subsidiary Guarantee of a Subsidiary Guarantor (if any) that is the Successor Issuer, on the Issuer Assumption Date; or

(vii)         solely in respect of the Initial Issuer Guarantee (if any), upon the liquidation, dissolution or other winding up of the Initial Issuer or the transfer of all of the Initial Issuer’s assets to the Successor Issuer or any Guarantor, in each case after the Issuer Assumption Date (as certified in an Officers’ Certificate of the Successor Issuer delivered to the Trustee and on which the Trustee is entitled to rely exclusively).

In addition, upon the occurrence of a Suspension Date, the Issuer may elect to suspend the Subsidiary Guarantees as described in Section 4.17.

(b)           The Parent Guarantee will automatically be released upon the Issuer’s exercise of its Legal Defeasance option or Covenant Defeasance option as to the Securities as described under Article 8 or the Issuer’s obligations under this Indenture with respect to the Securities being discharged in accordance with the terms of this Indenture.

(c)           The Issuer shall promptly notify the Trustee and the Holders if the Guarantee of any Guarantor is released or if the Issuer elects to suspend any Subsidiary Guarantee in accordance with Section 4.17.  The Trustee shall execute and deliver an appropriate instrument confirming the release or suspension, as applicable, of any such Guarantee upon request of the Issuer.

Section 11.04       Successors and Assigns.

This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.05       No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.06       Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.07       Execution of Supplemental Indenture for Future Guarantors.

Each Person which is required to become a Guarantor of the Securities pursuant to Section 4.12, pursuant to Section 5.01(a)(i) or in accordance with the terms and conditions of the Escrow Agreement, shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Person shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate as provided under Section 9.06.

Section 11.08       Non-Impairment.

The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

Section 11.09       Jersey Law Waivers.

Without prejudice to the generality of any waiver granted in this Indenture, each Guarantor irrevocably and unconditionally abandons and waives any right which it may have at any time under the laws of the island of Jersey:

(a)           whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other Guarantor or any other person before any claim is enforced against it in respect of the obligations or liabilities assumed by it under this Indenture; and

(b)           whether by virtue of the droit de division or otherwise to require that any obligation or liability under this Indenture be divided or apportioned with any other Guarantor or any other person or reduced in any manner whatsoever.

ARTICLE 12.
MISCELLANEOUS

Section 12.01       Consent to Capital Reductions.

Notwithstanding anything to the contrary contained in this Indenture, nothing in this Indentures or the Securities will prevent any of Parent, the Issuer, or any of their Subsidiaries from reducing its company capital in any way permitted by applicable law, and the Trustee and each present and future Holder consents to any such reduction of company capital and, without limiting the foregoing, consents to and agrees not to object to any such reduction of company capital by way of court or other procedure required to implement any such reduction of company capital.  Notwithstanding the foregoing, nothing under this Section 12.01 shall diminish the applicability of the covenants described in Sections 4.03, 4.10, 4.11, 4.12, 4.14, and 5.01.

Section 12.02       Notices.

Any notice or communication by the Issuer, Guarantors, Trustee, Paying Agent, Transfer Agent or Registrar to any of the others is duly given if in writing and sent electronically or delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer or the Guarantors:

Adient Global Holdings Ltd
Attention:  Steve Mielke, VP & Treasurer

833 E Michigan Street

Suite 1100

Milwaukee, WI 53202

Telephone: (414) 220-8992

E-Mail: steven.t.mielke@adient.com

If to the Trustee:

U.S. Bank National Association
Attention:  Global Corporate Trust Services

1555 North RiverCenter Drive, Suite 203
Milwaukee, WI 53212

Facsimile: (414) 905-5049
Telephone:  (414) 905-5010

If to the Paying Agent:

Elavon Financial Services DAC, UK Branch
125 Old Broad Street

London

EC2N-1AR

United Kingdom

Facsimile: 44 (0)207 365 2577

Attention: MBS Relationship Management

If to the Transfer Agent and/or Registrar:

Elavon Financial Services DAC
Cherrywood Business Park

Loughlinstown, Co. Dublin

Ireland

Facsimile: 44 (0)207 365 2577

Attention: MBS Relationship Management

The Issuer, Guarantors, Trustee, Paying Agent, Transfer Agent or Registrar, by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed or sent electronically (if the Securities are held by any depositary) or by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03       Reserved.

Section 12.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee (and, in the case of the authentication of Securities by the Authenticating Agent, to the Authenticating Agent) at the request of the Trustee:

(a)                           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                           except upon the issuance of the Initial Securities, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(a)                           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer may be based insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Registrar, Transfer Agent or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07       No Personal Liability of Directors, Officers, Employees, Managers, Incorporators and Stockholders.

No director, officer, employee, manager or incorporator of, or holder of any Capital Stock in, the Issuer (or any direct or indirect parent company of the Issuer, including, without limitation, Parent) or any Guarantor will have any liability for any obligations of the Issuer (or any direct or indirect parent company of the Issuer, including, without limitation, Parent) or such Guarantor under the Securities, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08       Governing Law.

THIS INDENTURE, THE GUARANTEES AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10       Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Paying Agent or Authenticating Agent in this Indenture shall bind its successors. All agreements of the Registrar or Transfer Agent in this Indenture shall bind its respective successors.

Section 12.11       Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12       Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  Notwithstanding the foregoing, the exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 12.13       Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of August 19, 2016

ADIENT GLOBAL HOLDINGS LTD

By:	/s/ Steven T. Mielke
Name: Steven T. Mielke
Title: Authorized Representative

[Signature Page to Euro Notes Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yvonne Siira
Name: Yvonne Siira
Title: Vice President

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Paying Agent

By:	/s/ Hamyd Mazrae
Name: Hamyd Mazrae
Title: Authorized Signatory

By:	/s/ David Harnett
Name: David Harnett
Title: Authorized Signatory

ELAVON FINANCIAL SERVICES DAC, as Transfer Agent and Registrar

By:	/s/ Hamyd Mazrae
Name: Hamyd Mazrae
Title: Authorized Signatory

By:	/s/ David Harnett
Name: David Harnett
Title: Authorized Signatory

[Signature Page to Euro Notes Indenture]

EXHIBIT A

[Form of Face of Security]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Insert below Restricted Securities Legend if required pursuant to the terms of the Indenture]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF RULE 144A NOTES, ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), OR, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO PARENT, THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A

REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

[Insert below definitive securities legend if required pursuant to the terms of the Indenture]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Insert below Regulation S Securities legend if required pursuant to the terms of the Indenture]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[CUSIP           ]

[ISIN           ]

[Common Code           ]

€

[RULE 144A ][REGULATION S ][GLOBAL ]SECURITY

3.50% Senior Unsecured Notes Due 2024

No.

ADIENT GLOBAL HOLDINGS LTD

promises to pay to USB Nominees (UK) Limited or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the [Global ]Security attached hereto on August 15, 2024.

Interest Payment Dates: February 15 and August 15, commencing on February 15, 2017.

Regular Record Dates: February 14 and August 14.

Dated:                      , 20    .

ADIENT GLOBAL HOLDINGS LTD

By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

[By: ,
as Authenticating Agent]

By:
Authorized Signatory

3.50% Senior Unsecured Notes Due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.

Adient Global Holdings Ltd, a public company under the Companies (Jersey) Law 1991, as the Issuer under the Indenture, for value received, hereby promises to pay to USB Nominees (UK) Limited the principal sum of €1,000,000,000 on August 15, 2024, and to pay interest thereon from August 19, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually at a fixed rate, on February 15 and August 15 in each year, commencing February 15, 2017, and at the Stated Maturity thereof, at the rate of 3.50% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate borne by the Securities on any overdue principal and premium and on any overdue installment of interest from the dates such amounts are due until they are paid or made available for payment. The Issuer will calculate the amount of interest payable on the Securities on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities (or the Issue Date (or, with respect to any Additional Securities, the date of issuance thereof)) if no interest has been paid on the Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. If the date on which a payment of interest or principal on the Securities is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

2.                                      Method of Payment.

The Issuer will pay interest on the Securities on each February 15 and August 15 to the Persons who are registered Holders of the relevant Securities at the close of business on the February 14 or August 14 immediately preceding the applicable Interest Payment Date, even if such Securities are canceled after such applicable Regular Record Date and on or before such applicable Interest Payment Date, except as otherwise provided in Section 2.14 of the Indenture with respect to Defaulted Interest.

The Issuer will make payments of any amounts owing in respect of the Global Securities (including principal, premium, if any, interest and any Additional Amounts) to the applicable Paying Agent, and such Paying Agent will, in turn, make such payments to the Common Depositary or its nominee for Euroclear and Clearstream. The Common Depositary will distribute such payments to participants in accordance with its customary procedures. Payments on all Securities other than Global Securities will be made by the Issuer to the applicable Paying Agent and such Paying Agent will make payment by check to the address provided by the Holder of such Securities (or by wire transfer to those Holders that have provided wire instructions to the Issuer or applicable Paying Agent). Subject to Section 2.06 of the Indenture, the principal of, premium, if any, and interest on, and all other amounts payable in respect of the Securities will be paid to Holders of such Securities in Euro.

3.                                      Paying Agent, Registrar and Transfer Agent.

Initially, Elavon Financial Services DAC, UK Branch will act as Paying Agent and Elavon Financial Services DAC will act as Transfer Agent and Registrar. The Issuer may change any Paying Agent, the Registrar or the Transfer Agent without prior notice to the Holders of the Securities. The Issuer or any of its Subsidiaries may act as Paying Agent, Transfer Agent or Registrar in respect of any Securities.

4.                                      Indenture.

This Security is one of the duly authorized Securities of the Issuer issued and to be issued under an Indenture, dated as of August 19, 2016 (herein called the “Indenture”), among the Company, U.S. Bank National Association, as trustee (herein called the “Trustee” which term includes any successor trustee under the Indenture), Elavon Financial Services DAC, UK Branch, as Paying Agent, and Elavon Financial Services DAC, as Transfer Agent and Registrar, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are unsecured unsubordinated obligations of the Company. The terms of the Securities include those stated in the Indenture, which will not be qualified under or be subject to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      Optional Redemption.

Prior to May 15, 2024 (three months prior to the Stated Maturity of the Securities), the Issuer may at its option redeem the Securities, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Notice of such redemption must be mailed, or delivered electronically if the Securities are held by any depositary, by the Issuer to each Holder of Securities not less than 30 nor more than 60 days’ prior to the Redemption Date.

Additionally, on or after May 15, 2024 (three months prior to the Stated Maturity of the Securities), the Issuer may redeem the Securities in whole or in part, on not less than 30 nor more than 60 days’ prior notice mailed, or delivered electronically if the Securities are held by any depositary, by the Issuer to each Holder of Securities, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but not including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

If the Redemption Date is on or after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, then any accrued and unpaid interest in respect of the Securities subject to redemption shall be paid on the Redemption Date to the Person in whose name the

Securities are registered at the close of business on such Regular Record Date and no additional interest will be payable to Holders whose Securities are subject to redemption by the Issuer.

Notwithstanding anything in the Indenture or the Securities to the contrary, in connection with any tender offer for the Securities, if Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all such Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 but not more than 60 days’ notice mailed, or delivered electronically if such Securities are held by any depositary, by the Issuer to each Holder of such Securities, given not more than 30 days following such purchase date, to redeem or purchase, as applicable, all the Securities that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the redemption or purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

6.                                      Reserved.

7.                                      Denominations, Transfer, Exchange.

The Securities will be issued in fully registered book-entry form, without coupons and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Securities will initially be represented by one or more Global Securities. The Global Securities will be deposited, on the Issue Date, with the Common Depositary and registered in the name of the Common Depositary or a nominee of the Common Depositary for the account of Euroclear and Clearstream.  Transfers of Book Entry Interests in such Global Securities may be effected only through records maintained by Euroclear and Clearstream and their participants, and ownership of a Book Entry Interest in such Global Security shall be required to be reflected in a book-entry.

Each Global Security is exchangeable for Definitive Securities only (1) if Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue to act as depositary for the Securities and a successor depositary is not appointed by the Issuer within 120 days, (2) if the Issuer, at its option, notifies the Trustee and the applicable Paying Agent in writing that it elects to cause the issuance of Definitive Securities or (3) if the owner of a Book Entry Interest requests such exchange in writing delivered through Euroclear or Clearstream following an Event of Default and commencement of enforcement action under the Indenture; provided that in no event shall the Regulation S Global Securities be exchanged by the Issuer for Definitive Securities prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In such an event, the Issuer will issue Definitive Securities, registered in the name or names and issued in any approved denominations requested by or on behalf of Euroclear, Clearstream or the Common Depositary, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book Entry Interests), and such Definitive Securities will bear the Restricted Securities Legend set forth in Section 2.08 of the Indenture, unless that legend is not required by the Indenture or applicable law. Should Definitive Securities be issued to individual Holders of the Securities, a Holder of Securities who, as a result of trading or otherwise, holds a principal amount of Securities that is less than the minimum denomination of Securities would be required to purchase an additional principal amount of Securities such that its holding of Securities amounts to the minimum specified denomination.

No service charge will be made for any registration of transfer or exchange of Securities. However, the Issuer may require Holders to pay any transfer taxes or other similar governmental charges payable in connection with any such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 2.12 or 9.05 of the Indenture, not involving any transfer).

Upon any registration of transfer or exchange, the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents.

8.                                      Persons Deemed Owners.

The Issuer, the Trustee and any agent of the Issuer or the Trustee will treat the registered Holders of the Global Securities (e.g., Euroclear or Clearstream (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes.  Consequently, none of the Issuer, the Trustee, any Paying Agent or any of their respective agents has or will have any responsibility or liability for (a) any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book Entry Interest or for maintaining, supervising or reviewing the records of Euroclear or Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book Entry Interest, (b) Euroclear, Clearstream or any participant or indirect participant or (c) the records of the Common Depositary.

9.                                      Amendment, Supplement and Waiver.

Except as provided in Section 9.02 of the Indenture, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Securities and the Guarantees with the written consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities), and, subject to Sections 6.04 and 6.07 of the Indenture and except as otherwise provided in Section 9.02 of the Indenture, any Default (other than a Default in the payment of the principal of, premium, if any, on, interest on or Additional Amounts, if any, in respect of the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provisions of the Indenture, the Securities and the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities).

10.                               Defaults and Remedies.

If an Event of Default (other than an Event of Default specified in clause (g) of Section 6.01 of the Indenture with respect to Parent or the Issuer) occurs and is continuing as to the Securities, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, by notice to the Issuer may declare the principal of and accrued but unpaid interest on all such Securities to be due and payable.  Upon such a declaration, such principal and interest will be due and payable immediately.  If an Event of Default specified in clause (g) of Section 6.01 of the Indenture with respect to Parent or the Issuer occurs, the principal of and interest on the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

11.                               Trustee Dealings with the Issuer.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee must also comply with Section 7.10 of the Indenture.

12.                               No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

No director, officer, employee, manager or incorporator of, or holder of any Capital Stock in, the Issuer (or any direct or indirect parent company of the Issuer, including, without limitation, Parent) or any Guarantor will have any liability for any obligations of the Issuer (or any direct or indirect parent company of the Issuer, including, without limitation, Parent) or such Guarantor under the Securities, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

13.                               Governing Law.

THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

14.                               Authentication.

This Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or Authenticating Agent.

15.                               Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.                               [CUSIP Numbers, ]ISINs, Common Code numbers, etc.

The Issuer has caused [CUSIP numbers, ]ISINs, Common Code numbers and/or other identifying numbers to be printed on the Securities. The Trustee shall use such [CUSIP numbers, ]ISINs, Common Code numbers and/or other identifying numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Adient Global Holdings Ltd
Attention:  Steve Mielke, VP & Treasurer

833 E Michigan Street

Suite 1100

Milwaukee, WI 53202

E-Mail:  steven.t.mielke@adient.com

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                             agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to €                  principal amount of Securities held in (check applicable space)         book-entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐                                                                                    has requested the Registrar or Transfer Agent by written order to deliver in exchange for its beneficial interest in the Global Security held by the Common Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐                                                                                    has requested the Register or Transfer Agent by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the Resale Restriction Period (as defined in the Indenture), the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 ☐                                    to the Parent, the Issuer or any of their subsidiaries; or

(2)                                 ☐                                    under a registration statement that has been declared effective under the Securities Act of 1933; or

(3)                                 ☐                                    for so long as this Security is eligible for resale under Rule 144A under the Securities Act of 1933, to a person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A; or

(4)                                 ☐                                    through an offer or sale to a non-U.S. person that occurs outside the United States within the meaning of Regulation S under the Securities Act of 1933; or

(5)                                 ☐                                    under any other available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof.  If box (4) or (5) is checked, the Issuer and the Trustee reserve the right to require, in connection with any offer, sale or other transfer of Securities, the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

Date:	Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Registrar or Transfer Agent	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE [GLOBAL] SECURITY

The initial outstanding principal amount of this Global Security is €                . The following increases and decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Registrar or Common Depositary

EXHIBIT B

[FORM OF GUARANTOR SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [          ], among [GUARANTOR] (the “New Guarantor”)[,][ and] U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”)[ and the Guarantors party hereto].

W I T N E S S E T H :

WHEREAS, [Adient Global Holdings Ltd] (together with any successors thereto, the “Issuer”), the Trustee, Elavon Financial Services DAC, UK Branch, as Paying Agent, and Elavon Financial Services DAC, as Transfer Agent and Registrar, have heretofore executed an indenture, dated as of August 19, 2016 (as amended, supplemented or otherwise modified, the “Indenture”; capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated), providing for the issuance of the Issuer’s 3.50% Senior Unsecured Notes due 2024 (the “Securities”), initially in the aggregate principal amount of €1,000,000,000;

WHEREAS, Sections 4.12 and 11.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Guaranteed Obligations; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the New Guarantor[,][ and] the Issuer[ and the Guarantors party hereto] are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer[, the Guarantors Party hereto] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.             Defined Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.             Agreement to Guarantee.  The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.             Notices.  All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

4.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.             Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.             Trustee Makes No Representation.  The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer[,][ and] the New Guarantor[ and each Guarantor], in each case, by action or otherwise, (iii) the due execution hereof by the Issuer[,][ and] the New Guarantor[ and each Guarantor] or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

8.             Effect of Headings.  The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

[ADIENT GLOBAL HOLDINGS LTD]

By:
Name:
Title:

[[NEW GUARANTOR/GUARANTOR], as Guarantor

By:
Name:
Title: ]

[SIGNED AND DELIVERED as a DEED

for and on behalf of

[NEW GUARANTOR/GUARANTOR]

Title: ]

by its lawfully appointed attorney

By:
Name:
Title: ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

[FORM OF ISSUER ASSUMPTION SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [          ], among [SUCCESSOR ISSUER] (the “Successor Issuer”), [Adient Global Holdings Ltd] (the “Initial Issuer”), the Guarantors party hereto and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Initial Issuer, the Trustee, Elavon Financial Services DAC, UK Branch, as Paying Agent, and Elavon Financial Services DAC, as Transfer Agent and Registrar, have heretofore executed an indenture, dated as of August 19, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 3.50% Senior Unsecured Notes due 2024 (the “Securities”), initially in the aggregate principal amount of €1,000,000,000;

WHEREAS, Section 5.02 of the Indenture provides that under certain circumstances the Successor Issuer may assume all obligations of the Initial Issuer under the Indenture and the Securities pursuant to a supplemental indenture to the Indenture, at which time the Initial Issuer will be automatically released from any obligations as Issuer under the Indenture and the Securities; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Successor Issuer, the Initial Issuer and the Guarantors party hereto are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Issuer, the Initial Issuer, the Guarantors party hereto and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.             Defined Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.             Agreement to Assume Obligations.  The Successor Issuer hereby agrees to unconditionally assume the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture and the Securities applicable to the Issuer and to perform all of the obligations and agreements of the Issuer under the Indenture and the Securities and may exercise every right and power of the Issuer.

3.             Notices.  All notices or other communications to the Successor Issuer shall be given as provided in Section 12.02 of the Indenture.

4.             Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             Trustee Makes No Representation.  The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Initial Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Initial Issuer, the Successor Issuer and the each Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Initial Issuer, the Successor Issuer and the Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

6.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

7.             Effect of Headings.  The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

[ADIENT GLOBAL HOLDINGS LTD], as Initial Issuer

By:
Name:
Title:

[SUCCESSOR ISSUER], as Successor Issuer

By:
Name:
Title:

[NEW GUARANTOR/GUARANTOR], as a Guarantor

By:
Name:
Title: ]

[SIGNED AND DELIVERED as a DEED

for and on behalf of

[GUARANTOR/NEW GUARANTOR]

Title: ]

by its lawfully appointed attorney

By:
Name:
Title: ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: